                                                                     EXHIBIT 2.4


                           ASSET PURCHASE AGREEMENT



                                     among



                             EASTMAN KODAK COMPANY



                                      and



                            ROPER INDUSTRIES, INC.



                                      and



                      ROPER ACQUISITION SUBSIDIARY, INC.





                         dated as of November 4, 1999

                               TABLE OF CONTENTS

                                                                                                           page
                                                                                                           ----
ARTICLE I. DEFINITIONS....................................................................................    1

 Section 1.1 Certain Definitions..........................................................................    1
 Section 1.2 Interpretation...............................................................................    6

ARTICLE II. PURCHASE AND SALE.............................................................................    7

 Section 2.1 Purchase and Sale of Business and Assets.....................................................    7
 Section 2.2 Excluded Assets..............................................................................    9
 Section 2.3 License of Certain Rights....................................................................   10
 Section 2.4 Inability to Deliver Assets..................................................................   11
 Section 2.5 Assumption of Liabilities....................................................................   12
 Section 2.6 Excluded Liabilities.........................................................................   12
 Section 2.7 Purchase Price...............................................................................   13
 Section 2.8 Post-Closing Adjustment......................................................................   14
 Section 2.9 Closing......................................................................................   15
 Section 2.10 Purchase by Parent's Affiliates; Guaranty...................................................   15
 Section 2.11 Staged Closings.............................................................................   16

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF SELLER.....................................................   17

 Section 3.1 Organization and Power.......................................................................   17
 Section 3.2 Corporate Authorization......................................................................   17
 Section 3.3 Approvals....................................................................................   18
 Section 3.4 Non-Contravention............................................................................   18
 Section 3.5 Binding Effect...............................................................................   18
 Section 3.6 Certain Financial Statements.................................................................   18
 Section 3.7 Assets; Title................................................................................   19
 Section 3.8 Compliance With Laws.........................................................................   20
 Section 3.9 Litigation and Claims........................................................................   20
 Section 3.10 Intellectual Property.......................................................................   20
 Section 3.11 Employee Benefits...........................................................................   22
 Section 3.12 Environmental Matters.......................................................................   22
 Section 3.13 Labor Matters...............................................................................   23
 Section 3.14 Assumed Contracts...........................................................................   24
 Section 3.15 Finders' Fees...............................................................................   24
 Section 3.16 Subsequent Changes..........................................................................   24
 Section 3.17 Assumed Leases..............................................................................   25
 Section 3.18 Product Warranty............................................................................   26
 Section 3.19 Year 2000 Compliance........................................................................   26
 Section 3.20 Buyer's Representations and Warranties......................................................   26

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF BUYER.......................................................   26

 Section 4.1 Organization and Power.......................................................................   27

 Section 4.2 Corporate Authorization......................................................................  27
 Section 4.3 Approvals....................................................................................  27
 Section 4.4 Non-Contravention............................................................................  27
 Section 4.5 Binding Effect...............................................................................  28
 Section 4.6 Financing....................................................................................  28
 Section 4.7 Litigation and Claims........................................................................  28
 Section 4.8 Finders' Fees................................................................................  28
 Section 4.9 Seller's Representations and Warranties......................................................  28

ARTICLE V. CERTAIN COVENANTS..............................................................................  28

 Section 5.1 Access.......................................................................................  28
 Section 5.2 Conduct of Business..........................................................................  29
 Section 5.3 Reasonable Efforts; Further Assurances.......................................................  30
 Section 5.4 Antitrust and Competition Laws...............................................................  31
 Section 5.5 Ancillary Agreements.........................................................................  31
 Section 5.6 Corporate Trademarks and Other Intellectual Property.........................................  32
 Section 5.7 Confidentiality..............................................................................  34
 Section 5.8 Public Disclosure............................................................................  35
 Section 5.9 Bulk Sales...................................................................................  35
 Section 5.10 Taxes.......................................................................................  35
 Section 5.11 Determination and Allocation of Consideration...............................................  37
 Section 5.12 Exclusivity.................................................................................  37
 Section 5.13 Pre-Closing Inventory Count.................................................................  37
 Section 5.14 Non-Competition.............................................................................  37

ARTICLE VI. COVENANTS AS TO EMPLOYMENT MATTERS............................................................  39

 Section 6.1 Employees....................................................................................  39
 Section 6.2 Buyer's Offers of Employment.................................................................  39
 Section 6.3 Severance Obligations........................................................................  40
 Section 6.4 Buyer's Obligations to Transferred Employees.................................................  42
 Section 6.5 Seller's Obligations to Transferred Employees................................................  42
 Section 6.6 Consultation.................................................................................  43
 Section 6.7 Compliance with WARN, Etc....................................................................  43
 Section 6.8 Non-Solicitation.............................................................................  44
 Section 6.9 Family and Medical Leaves....................................................................  44

ARTICLE VII. CONDITIONS TO CLOSING........................................................................  44

 Section 7.1 Conditions to the Obligations of Buyer and Seller............................................  44
 Section 7.2 Further Conditions to the Obligation of Buyer................................................  45
 Section 7.3 Further Conditions to the Obligation of Seller...............................................  46

ARTICLE VIII. INDEMNIFICATION; REMEDIES...................................................................  46

 Section 8.1 Indemnification by Seller....................................................................  46
 Section 8.2 Indemnification by Buyer.....................................................................  48
 Section 8.3 Indemnification Procedures...................................................................  49
 Section 8.4 Sole Remedy..................................................................................  50
 Section 8.5 No Consequential Damages.....................................................................  50

ARTICLE IX. TERMINATION...................................................................................  50

 Section 9.1 Termination..................................................................................  50
 Section 9.2 Effect of Termination........................................................................  51

ARTICLE X. IN GENERAL.....................................................................................  51

 Section 10.1 Notices.....................................................................................  51
 Section 10.2 Amendment; Waiver...........................................................................  52
 Section 10.3 No Assignment or Benefit to Third Parties...................................................  52
 Section 10.4 Survival....................................................................................  53
 Section 10.5 Return of Information.......................................................................  53
 Section 10.6 Expenses....................................................................................  53
 Section 10.7 Schedules...................................................................................  53
 Section 10.8 Dispute Resolution..........................................................................  54
 Section 10.9 Governing Law; Submission to Jurisdiction; Selection of Forum...............................  55
 Section 10.10 Inferences.................................................................................  55
 Section 10.11 Severability...............................................................................  55
 Section 10.12 Entire Agreement...........................................................................  56
 Section 10.13 Headings...................................................................................  56
 Section 10.14 Counterparts...............................................................................  56

TABLE OF EXHIBITS AND SCHEDULES...........................................................................  58

INDEX OF DEFINED TERMS....................................................................................  59

                           ASSET PURCHASE AGREEMENT

     THIS AGREEMENT is made as of November 4, 1999 by and among EASTMAN KODAK COMPANY, a New Jersey corporation ("Seller"), and ROPER INDUSTRIES, INC., a Delaware corporation ("Parent"), and ROPER ACQUISITION SUBSIDIARY, INC., a Delaware corporation ("Sub")

     WHEREAS, Seller and the Seller Affiliates are engaged in the business and operations of Seller's Motion Analysis Systems Division as currently conducted ("MASD"), including, variously, the design, manufacture, marketing, distribution, service and support of (i) high speed image capturing equipment for motion analysis and (ii) high resolution industrial cameras (collectively, the "Business"); and

     WHEREAS, Sub is the wholly-owned subsidiary of Parent; and

     WHEREAS, the parties desire that Seller sell, transfer, assign and license to Sub, and that Sub purchase, license and assume from Seller, the Business and the assets and specified Liabilities comprising the Business, all as more specifically provided herein;

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                            ARTICLE I. DEFINITIONS

     Section 1.1 Certain Definitions.

In addition to the other definitions contained in this Agreement, the following terms will, when used in this Agreement, have the following respective meanings:

     "Affiliates" means, with respect to any Person, any Persons directly or indirectly controlling, controlled by, or under common control with, such other Person at any time during the period for which the determination of affiliation is being made. For purposes of this definition, the term "control" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     "Agreement" means this Asset Purchase Agreement, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

     "Ancillary Agreements" means, collectively, those agreements and instruments, substantially in the forms of Exhibits A-1 through F, to be entered
                                           ----------------------
into at Closing by Buyer and Seller, as more fully described in Section 5.5.

     "Antitrust Laws" means and includes the Sherman Act, as amended, the Clayton Act, as amended, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Federal Trade Commission Act, as amended, EU competition Laws, national competition Laws and all other U.S. or non-U.S. Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

     "Books and Records" means books, ledgers, files, reports, operating records, accounting records, price lists, correspondence and other forms of information relating in any manner to the business, operations or financial or statistical history of a Person, whether in written, electronic or magnetic form, in each case to the extent that the same is not Intellectual Property or proprietary business information.

     "Buyer" means, collectively and jointly and severally, Parent and Sub, and has the further meaning set forth in Section 2.10.

     "Claim" means any pending contest, claim, demand, assessment, action, cause of action, complaint, litigation, proceeding, hearing or notice involving any Person.

     "Closing" means the closing and consummation of the Transaction, but does not include any subsequent closings contemplated by Section 2.11.

     "Closing Balance Sheet" means the unaudited balance sheet of the Business as of the Closing Date which consists of only the following items of working capital (as such terms are used in the September Balance Sheet): (a) Accounts Receivable-San Diego; (b) Inventory-San Diego; (c) Inventory-Europe; (d) Inventory Reserve; (e) Other Current Assets; (f) Accounts Payable-San Diego; (g) Deferred Revenue-U.S.; (h) Deferred Revenue-U.K.; (i) Accrued Expenses; (j) Accrued Vacation 1999 and prior (U.S.); and (k) Accrued Vacation 2000 (U.S.). For purposes of this definition, the term "Accrued Expenses" includes all Liabilities required to be accrued under GAAP with respect to the Assumed Contracts (including any customer service agreements) and accrued Liabilities with respect to the Transferred Employees, except that neither the term "Accrued Expenses" nor the Closing Balance Sheet will include: (i) any assets of or Liabilities under the Transferred Benefit Plans or (ii) any accrued vacation in respect of non-U.S. employees.

     "Closing Documents" means (a) with respect to Seller, all agreements, documents and instruments, including the Ancillary Agreements, required to be delivered by Seller or a Seller Affiliate at Closing, as set forth in Section 7.2, and (b) with respect to Buyer, all agreements, documents and instruments, including the Ancillary Agreements, required to be delivered by Buyer at Closing, as set forth in Section 7.3.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Continuation Coverage" means group health coverage required by section 4980B of the Code.

     "Delivery" means, as the case may be, (a) the sale, assignment, transfer, conveyance or delivery to Buyer of any Transferred Asset, (b) the license to Buyer of any Seller-

Licensed Intellectual Property, or (c) the license back to Seller of any Buyer-Licensed Intellectual Property; and "Deliver" means to effect a Delivery.

     "Encumbrances" means liens, charges, encumbrances, security interests, options or any other restrictions or third party rights.

     "Environmental Law" means any Law relating to (a) the protection of human health or the environment (including air, water vapor, surface water, groundwater, drinking water supply, and surface or subsurface land), or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, management, release, investigation, remediation, removal or disposal of, Hazardous Substances.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EU" means the European Union.

     "Financial Statements" means the unaudited summary financial information of the Business as of and for the fiscal years ended December 31, 1997 and December 31, 1998, which comprise Schedule 3.6(c).
                         ---------------

     "GAAP" means generally accepted accounting principles, methods and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board or of such other Person as may be approved by a significant segment of the U.S. accounting profession, in each case as of the date or period at issue.

     "Governmental Authorizations" means all licenses, permits, certificates and other authorizations and approvals of any Governmental Entity required under any Law to carry on the Business as currently conducted in the Ordinary Course.

     "Governmental Entity" means any U.S. or non-U.S. local, state, federal or other government, including each of their respective branches, departments, agencies, courts, instrumentalities or other subdivisions.

     "Hazardous Substance" means any matter or material containing any substance, whether solid, liquid or gaseous, (a) that is listed, defined, designated or classified as hazardous or toxic under any applicable Environmental Law, (b) the presence of which may require investigation or remediation under any Environmental Law, or (c) is otherwise legally regulated by a Governmental Entity which enforces such applicable Environmental Laws.

     "Indemnified Parties" means, as appropriate in the context, either the Buyer Indemnified Parties or the Seller Indemnified Parties.

     "Indemnifying Party" means a party providing indemnification pursuant to
Article VIII.

     "Intellectual Property" means patents, inventions, trade secrets, know-how, copyrights (whether registered or unregistered), works of authorship, trademarks (whether registered or unregistered), service marks (whether registered or unregistered), mask works, trade names, trade dress, product names, slogans, logos and internet domain names, including registrations and applications of any of the foregoing, software, firmware, specifications, processes, drawings, designs, technology, methods, techniques, formulae and proprietary information and documents incorporating any similar rights, including technical reports, laboratory books and notebooks.

     "Law" means any applicable law, statute, ordinance, rule, regulation, code, order, judgment, injunction, decree or judicial or administrative doctrine that is legally promulgated or issued by any Governmental Entity.

     "Leased Real Property" means the real property, fixtures and improvements (inclusive of warranties, guaranties, permits and licenses in connection therewith) that are the subject of the Assumed Leases.

     "Liability" means any direct or indirect indebtedness, liability, Claim, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise.

     "Losses" means Liabilities, losses, charges, actions, suits, proceedings, interest, penalties and reasonable costs and expenses associated therewith (including reasonable attorneys' fees, litigation costs, fines, penalties and expenses of investigation), in each case subject to the provisions of Section 8.5.

     "Material Adverse Effect" means an effect that is materially adverse to the financial condition or results of operations of the Business taken as a whole.

     "Ordinary Course" means the conduct of the Business in accordance with the normal and customary practices and procedures of the Business.

     "Permitted Encumbrances" means: (a) Encumbrances that secure or constitute an Assumed Liability that is recorded on the Books and Records of Seller as of the Closing Date; (b) liens for Taxes, assessments and other governmental charges not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings; (c) mechanics', carriers', workers', repairmen's, statutory or common law liens being contested in good faith by appropriate proceedings; (d) conditional sales or title retention agreements (if any) to which any of the capital assets comprising the Transferred Assets are subject, which agreements are set forth on Schedule 2.1(e); and (e) the
                                           ---------------
previously granted licenses referred to in Section 2.1(f).

     "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization.

     "Primarily Related to the Business" means an asset that is used, or a circumstance that exists, or a Person or thing that relates, more than 80 percent of the time in or to the operation of the Business as conducted in the Ordinary Course.

     "Product Warranty Claims" means Claims of customers of the Business or other end users with respect to products manufactured, sold, leased or delivered, or services provided, by the Business on or before the Closing Date, including Claims which (a) are based on Seller's and the Seller Affiliates' written product warranties disclosed to Buyer, and (b) are for the repair or replacement or reimbursement remedies expressed in such written product warranties.

     "Required Approvals" means, collectively, the consents, approvals, waivers, authorizations, novations, notices and filings which are necessary for the consummation of the Transaction or the effective Delivery of any Transferred Asset and are listed on Schedule 1.1(a).
                        ---------------

     "Seller Affiliates" means Kodak Ltd., Kodak Nederland BV and Kodak AG.

     "September Balance Sheet" means the unaudited balance sheet of the Business as of September 30, 1999, including the notes thereto, which comprises Schedule
                                                                       --------
3.6(b).
------

     "TAP" means Seller's Termination Allowance Plan effective January 1, 1999, as amended January 12, 1999.

     "Taxes" means all taxes levied or imposed by any Governmental Entity, including income, gross receipts, windfall profits, value added, severance, production, sales, use, license, excise, franchise, employment, environmental, real property, personal property, transfer, alternative minimum, estimated, withholding or other taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, whether or not disputed or contested.

     "Tax Returns" means all U.S. and non-U.S. reports and returns required to be filed with respect to Taxes, including all attachments thereto.

     "Transaction" means, collectively, the purchase and sale of the Business and the Transferred Assets, the assumption of the Assumed Liabilities and the execution and delivery of the Closing Documents, all as herein provided.

     "Transferred Benefit Plans" means only those employee benefit plans (or portions thereof) of Seller or a Seller Affiliate, including severance obligations of any type, of Seller or a Seller Affiliate to EU Employees, which Buyer is required by non-U.S. Law to assume or continue after Closing.

     "Transfer Time" means 12:01 a.m. local time on the date following (a) the Closing Date, or (b) in the case of any subsequent closing contemplated by
Section 2.11, the date the closing is effected in the applicable Deferred
Country.

     "U.S." means the United States of America.

     SECTION 1.2 Interpretation.

In this Agreement, unless the express context otherwise requires:

      (a) the words "herein," "hereof" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement;

      (b) references to "Article" or "Section" are to the respective Articles and Sections of this Agreement, and references to "Exhibit" or "Schedule" are to the respective Exhibits and Schedules annexed hereto;

      (c) references to a "party" means a party to this Agreement and include references to such party's successors and permitted assigns;

      (d) references to a "third party" means a Person not party to this Agreement;

      (e) references to a party's "knowledge" or any similar phrase means: (i) in the case of Seller, the collective actual knowledge of (A) the senior management personnel of MASD listed on Schedule 1.2(e) after due inquiry with
                                       ---------------
respect to the relevant matter, or (B) with respect to Intellectual Property, the Persons listed on Schedule 1.2(e); or (ii) in the case of Buyer, the
                      ---------------
collective actual knowledge of the senior management personnel of Parent after due inquiry with respect to the relevant matter;

      (f)  the terms "dollars" and "$" means U.S. dollars;

      (g) terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

      (h) the masculine pronoun includes the feminine and the neuter, and vice versa, as appropriate in the context; and

      (i) wherever the word "include," "includes" or "including" is used in this Agreement, it will be deemed to be followed by the words "without limitation."

                         ARTICLE II. PURCHASE AND SALE

     Section 2.1 Purchase and Sale of Business and Assets.

On the terms and subject to the conditions set forth herein, at Closing Seller will, and will cause the Seller Affiliates to, sell, convey, transfer, assign and deliver to Sub, and Sub will purchase from Seller and the Seller Affiliates, the Business and all of Seller's and the Seller Affiliates' respective right, title and interest in and to all assets that are Primarily Related to the Business (except for those assets or classes of assets which are defined in Section 2.2 as Excluded Assets), including those set forth below and in each case as the same exists on the Closing Date (collectively, the "Transferred Assets"):

      (a) all inventories that are Primarily Related to the Business, including those that are of a type reflected on the September Balance Sheet;

      (b) all capital assets of the Business, including those that are reflected on the September Balance Sheet, those that are Primarily Related to the Business and all that are located in the San Diego facility of the Business;

      (c) all accounts receivable reflected on the accounting system maintained in the San Diego facility of the Business, but excluding any intercompany accounts receivable;

      (d) all credits, prepaid expenses, deferred charges, advance payments, security deposits, prepaid items and duties exclusively related to the Business, and all "Other" current assets, in each case including those that are of a type reflected on the September Balance Sheet;

      (e) the following contracts and instruments (collectively, including the Assumed Leases, the "Assumed Contracts"): (i) those leases and subleases of real property premises which are listed on Schedule 2.1(e) (the "Assumed
                                           ---------------
Leases"); (ii) all purchase orders (including all backlog) incurred in the Ordinary Course, to the extent Primarily Related to the Business; (iii) all product warranties incurred in the Ordinary Course which are Primarily Related to the Business; and (iv) those other agreements, contracts, subcontracts, leases and subleases of personal property, arrangements, commitments, licenses and sublicenses (other than those with respect to rights in Intellectual Property), with customers, suppliers, resellers, distributors, employees, works councils, employee groups or other third parties, to which the Transferred Assets are subject or which are Primarily Related to the Business, which are set forth on Schedule 2.1(e);
         ---------------

      (f) only the following Intellectual Property (collectively, the "Transferred Intellectual Property"), in each case subject to all existing licenses heretofore granted by Seller and subject to the license back to Seller and its Affiliates contemplated by Section 2.3(b):

           (i)    the U.S. patents and patent applications that are set forth on
Schedule 2.1(f)(i), together with any division, continuation, continuation-in-
------------------
part, revival, reissue, extension or substitution of any thereof, and any corresponding patents and patent applications in other countries (collectively, the "Transferred Patents");

           (ii)   the trademarks that are set forth on Schedule 2.1(f)(ii) (the
                                                       -------------------
"Transferred Trademarks");

           (iii) the product development projects Primarily Related to the Business that are set forth on Schedule 2.1(f)(iii);
                               --------------------

           (iv) the software and firmware Primarily Related to the Business which are set forth on Schedule 2.1(f)(iv), together with the copyrights related
                       -------------------
thereto;

           (v) all other Intellectual Property (other than patents, patent applications, trademarks, trade names, trade dress, service marks, product names, slogans, logos, internet domain names and applications therefor, product development projects and software, firmware and related copyrights) that is owned by Seller and Primarily Related to the Business; and

           (vi) the licenses granted to Seller of rights in software and firmware owned by third parties and Primarily Related to the Business, which licenses are set forth on Schedule 2.1(f)(vi) (collectively, the "Transferred
                          -------------------
Licenses");

      (g) subject to the provisions of Section 5.7, all Books and Records (other than personnel files and employee medical records), and all proprietary and non-proprietary business information, including marketing and sales materials and publications, product literature, reports, plans, records, pricing, cost and other manuals, advertising materials, catalogues, mailing lists and customer lists and records (but excluding any Intellectual Property, which is instead the subject of Section 2.1(f)) which are either (i) located in the San Diego facility of the Business or (ii) Primarily Related to the Business and located at another facility of Seller or a Seller Affiliate;

      (h) to the extent their transfer is permitted by Law, all Governmental Authorizations which are required for the conduct of the Business or Primarily Related to the Business, and all applications therefor;

      (i)  all assets of all Transferred Benefit Plans;

      (j) all internet, intranet and World Wide Web content, sites and pages which are Primarily Related to the Business, and all HTML and other code related thereto;

      (k) all goodwill and similar intangible property Primarily Related to the Business; and

      (l)  the assets, if any, that are set forth on Schedule 2.1(l).
                                                     ---------------

     Section 2.2 Excluded Assets.

Notwithstanding anything herein to the contrary, from and after Closing, Seller and the Seller Affiliates will retain all of their respective existing right, title and interest in and to, and there will be excluded from the sale, conveyance, assignment or transfer to Sub hereunder, and the Transferred Assets will not include, the following, in each case as the same exists on the Closing Date (collectively, the "Excluded Assets"):

      (a) all assets, agreements, contracts, leases, purchase orders, arrangements, commitments, licenses and rights which are not Primarily Related to the Business;

      (b) all cash and cash equivalents, and all capital stock or other equity interests or securities, whether or not Primarily Related to the Business or related to any Transferred Asset;

      (c) all accounts receivable not reflected on the accounting system maintained in the San Diego facility of the Business, and all intercompany accounts receivable;

      (d) all employee benefit plans of Seller or a Seller Affiliate, other than the Transferred Benefit Plans, applicable to employees of the Business;

      (e) independent contractor, consulting and similar agreements with former employees of the Business;

      (f) other than the leasehold or possessory interests created by the Assumed Leases or the Ancillary Agreements, all real property, including land, buildings, structures and improvements thereon, appurtenances thereto and interests therein, and all fixtures constituting part of such real property;

      (g)  the following Intellectual Property:

           (i)   the Corporate Trademarks;

           (ii) the Seller-Licensed Intellectual Property (other than the license interests created pursuant to Section 2.3(a));

           (iii) all product development projects other than those that are set forth on Schedule 2.1(f)(iii);
             --------------------

           (iv) all agreements, contracts, licenses and sublicenses with respect to rights in Intellectual Property owned by third parties, other than the Transferred Licenses; and

           (v) all other Intellectual Property that is not the Transferred Intellectual Property;

      (h) all parts, subassemblies and other internally sourced components customarily supplied to the Business by Seller or its Affiliates and, as of the Closing Date, not yet purchased by the Business in the Ordinary Course, and all tooling, raw materials and supplies related to such components;

      (i) all assets that are used: (i) to manufacture parts, subassemblies, tooling supplies and other internally sourced components customarily supplied to the Business by Seller or its Affiliates; (ii) in Seller's or its Affiliates' product service and support operations other than those such operations Primarily Related to the Business; or (iii) for administrative purposes other than those Primarily Related to the Business (except for those such assets located at the San Diego facility of the Business);

      (j) all refunds, overpayments and prepayments of Taxes and duties paid by Seller or a Seller Affiliate;

      (k) all Tax Returns of Seller and its Affiliates and all other Books and Records (including work papers) related thereto;

      (l) all Books and Records which are: (i) personnel files or employee medical records; or (ii) human resources manuals, training materials and similar documents not Primarily Related to the Business;

      (m) except for the items specified in Section 2.1(j), all internet, intranet and World Wide Web content, addresses, sites and pages, and all HTML and other code, plug-ins, scripting, computer hardware and software related thereto;

      (n) all assets used in the Business that are located in the Ordinary Course in Japan or Korea; and

      (o)  the assets, if any, that are set forth on Schedule 2.2(o).
                                                     ---------------

     Section 2.3 License of Certain Rights.

      (a) On the terms and subject to the conditions set forth herein, at Closing Seller will license to Buyer and its Affiliates, pursuant to the terms of one or more Intellectual Property Licenses in the form of Exhibit A-1 or
                                                             -----------
Exhibit A-2, rights to the following Intellectual Property owned by Seller
-----------
(collectively, the "Seller-Licensed Intellectual Property"):

           (i)   the patents owned by Seller and set forth on Schedule
                                                              --------
2.3(a)(i);
---------

           (ii)  the software and firmware owned by Seller and set forth on
Schedule 2.3(a)(ii); and
-------------------

           (iii) the other Intellectual Property described in Exhibit A-1.
                                                              -----------

      (b) On the terms and subject to the conditions set forth herein, at Closing Buyer will license back to Seller and its Affiliates, pursuant to the terms of one or more Intellectual Property Licenses in the form of Exhibit B;
                                                                   ---------
rights to the Transferred Intellectual Property described in Exhibit B
                                                             ---------
(collectively, the "Buyer-Licensed Intellectual Property").

     Section 2.4 Inability to Deliver Assets.

      (a) Notwithstanding anything to the contrary contained in this Agreement or in any Closing Document, to the extent that the Delivery or attempted Delivery of any Transferred Asset, or any Claim, right or benefit arising thereunder or resulting therefrom, is prohibited by any Law, or would require any consent, approval, waiver, authorization or novation by a Governmental Entity or other Person and such consent, approval, waiver, authorization or novation has not been obtained prior to Closing, or with respect to which any attempted Delivery would be ineffective or would materially adversely affect the rights of Seller or its Affiliates thereunder or therein, then this Agreement will not constitute a Delivery or attempted Delivery thereof and the same will not be Delivered at Closing.

      (b) Both prior and subsequent to Closing, the parties will use commercially reasonable efforts, and cooperate with each other, to obtain promptly all Required Approvals and all other consents, approvals, waivers, authorizations, novations, notices and filings which are necessary for the effective assignment to Buyer of any Assumed Contract or Transferred License. Buyer and Seller will bear in equal portions the cost of all filing, recordation and similar fees and Taxes incurred after the date hereof and payable to Governmental Entities in connection with Delivery of the Transferred Assets, and any additional fees or charges (howsoever denominated) required by any Persons other than Governmental Entities in connection with the Delivery of any Transferred Asset or obtaining any Required Approval or any other consent, approval, waiver, authorization, novation, notice or filing in connection therewith.

      (c) To the extent that any consent, approval, waiver, authorization, novation, notice or filing which is necessary for the effective assignment to Buyer of any Assumed Contract or Transferred License cannot be obtained or made and, as a result, the full benefits of use of such Assumed Contract or Transferred License cannot be provided to Buyer following Closing otherwise in accordance with this Agreement, then Buyer and Seller will cooperate with each other and enter into such mutually agreeable, reasonable and lawful arrangements (including subcontracting, subleasing or sublicensing, if permitted) to provide to the parties the economic (taking into account all burdens and benefits, including Tax costs and benefits) and operational equivalent, to the extent permitted, of obtaining or making such necessary consent, approval, waiver, authorization, novation, notice or filing, as the case may be, and the performance by Buyer of Seller's obligations under such Assumed Contract or Transferred License; provided, however, that Buyer and Seller will not enter into such an arrangement with respect to any Assumed Contract or Transferred License under which the Business has no further rights. Seller will pay to Buyer, when received, all income, proceeds and other monies received by Seller from third parties to the extent related to Buyer's intended rights under any Assumed Contract or Transferred License, as contemplated by this Section 2.4(c). Once any such necessary consent, approval, waiver, authorization, novation, notice or filing, as the case may be, is obtained or made, Seller will assign such Assumed Contract or Transferred License to Buyer at no additional cost.
Any expenses incurred by Seller, and any reasonable expenses incurred by Buyer, in connection with the arrangements contemplated by this Section 2.4(c) will be borne by Seller.

     Section 2.5 Assumption of Liabilities.

On the terms and subject to the conditions set forth herein, at Closing Buyer will assume, and discharge or perform when due, the following Liabilities of Seller and the Seller Affiliates (collectively, the "Assumed Liabilities"):

      (a) all accounts payable and other Current Liabilities which are reflected on the accounting system maintained at the San Diego facility of the Business and on the Closing Balance Sheet, consistent with the September Balance Sheet, except for accrued payroll (excluding vacation) payable through the Closing Date to U.S. or non-U.S. employees;

      (b) all Liabilities arising under the Assumed Contracts and the Transferred Licenses;

      (c) all Product Warranty Claims and product liability Claims for products manufactured, sold, leased or delivered, or services provided, by the Business on or before the Closing Date, to the extent of the reserve therefor set forth on the Closing Balance Sheet (except that such limitation will not apply to the extent that any such Claim arises out of Buyer's provision of warranty service or other acts or omissions after the Closing Date); and

      (d)  the following Liabilities arising under the Transferred Benefit
Plans: (i) all Liabilities outstanding on the Closing Date for accrued vacations in respect of non-U.S. employees; (ii) all other such Liabilities that arose on or before the Closing Date, to the extent of the assets of the Transferred Benefit Plans that constitute Transferred Assets; and (iii) all such Liabilities that arise from and after the Closing Date.

     Section 2.6 Excluded Liabilities.

Notwithstanding any other provision of this Agreement, neither Buyer nor any Affiliate of Buyer will assume or agree to pay, perform or discharge any of the Liabilities of Seller or any of its Affiliates that are not Assumed Liabilities (collectively, the "Excluded Liabilities"), including:

      (a) all Current Liabilities not reflected on the Closing Balance Sheet and not constituting Assumed Liabilities;

      (b) all Liabilities to the extent related to or arising out of the Excluded Assets, other than (i) those Liabilities arising out of or caused by Buyer's use of the Seller-Licensed Intellectual Property following Closing, and
(ii) those Liabilities of Buyer arising under the Ancillary Agreements;

      (c) all Liabilities arising out of or relating to any employee benefit plans or programs maintained by Seller or its Affiliates, other than (i) Liabilities to the extent arising out of or relating to the Transferred Benefit Plans, and (ii) those Liabilities arising out of Buyer's covenants contained in
Article VI;

      (d) all Liabilities arising out of or relating to Taxes incurred by the Business prior to Closing, except to the extent reflected as Current Liabilities on the Closing Balance Sheet;

      (e) all Liabilities arising out of that certain inquiry of the Federal Trade Commission with respect to the Business which is pending on the date hereof;

      (f) all Liabilities for accrued payroll (excluding vacation) payable through the Closing Date to U.S. or non-U.S. employees, which Seller will satisfy either by payment directly to one or more employees or by means of the adjustment to the Purchase Price provided by Section 2.8; and

      (g) all other Liabilities of Seller not comprising the Assumed Liabilities and arising out of or in connection with the conduct of the Business prior to Closing.

     Section 2.7 Purchase Price.

      (a) The purchase price for the Business will be $51,000,000 adjusted, as applicable, by the Increase Amount or the Reduction Amount (as so adjusted, the "Purchase Price"). The Purchase Price will be allocated as provided by Section 5.11.

      (b) On the terms and subject to the conditions set forth herein, at Closing Buyer will pay to Seller the amount determined as provided by Section 2.7(c) (the "Estimated Purchase Price"), and the balance of the Purchase Price will be determined and paid after Closing as provided by Section 2.8.

      (c) No later than ten days prior to the Closing Date, Seller will deliver to Buyer the regularly prepared monthly financial statements of the Business for the calendar period ending not more than 31 days prior to the Closing Date, prepared in accordance with GAAP, together with a separate statement calculating the Estimated Purchase Price as of the date of such financial statements. Buyer will have two days from its receipt thereof to review such statement and calculations and, following such review, the amount of the Estimated Purchase Price set forth therein will be the Estimated Purchase Price for purposes contemplated by Section 2.7(b).

     Section 2.8 Post-Closing Adjustment.

      (a) The Closing Balance Sheet will be prepared and finally determined as provided by this Section 2.8, whereupon all references herein to the "Closing Balance Sheet" will mean the same as so finally determined. Within 45 days following Closing, Buyer will prepare the Closing Balance Sheet and deliver the same to Seller. Buyer will cause the Closing Balance Sheet to be derived from the Books and Records of Seller and the Seller Affiliates, and to present fairly the Transferred Assets, the Assumed Liabilities and the results of the Pre-Closing Inventory Count as of the Closing Date, in accordance with GAAP and, to the extent consistent with GAAP, Seller's policies, except as noted in such footnotes to the Closing Balance Sheet as are consistent with the footnotes to the September Balance Sheet; provided, however, that the Closing Balance Sheet will not reflect any Liability for accrued payroll payable through the Closing Date to U.S. or non-U.S. employees to the extent that Seller or any of its Affiliates has (whether before or after the Closing Date) made payment therefor directly to any employee.

      (b) Within 60 days after the delivery of the Closing Balance Sheet, the parties will mutually agree on the contents of the Closing Balance Sheet, which will then be final and binding upon the parties for all purposes. Failing such mutual agreement within such period, either party may submit the Closing Balance Sheet, or the resolution of only such item(s) thereof as are in dispute, to Ernst & Young LLP or such other nationally recognized firm of independent public accountants agreed upon by Seller and Buyer, for computation, verification or resolution in accordance with the provisions of this Agreement. Buyer and Seller will make readily available to such firm all relevant Books and Records (including work papers of a party's independent public accountants) as such firm reasonably requests. Such firm's computation or verification of the Closing Balance Sheet or resolution of such disputed item(s) thereof (as the case may
be), which Buyer and Seller will instruct such firm to deliver to them within 30 days after submission to such firm, will be final and binding upon the parties for all purposes, and such firm's fees and expenses therefor will be borne by the non-prevailing party or, in the event that each party prevails on some of the issues in dispute, will be shared proportionately, as determined by such firm. The Closing Balance Sheet, as so finally determined, will be annexed hereto as Schedule 2.8 subsequent to the Closing Date.
          ------------

      (c) If the amount of Total Current Assets, less the amount of Total Current Liabilities, shown on the Closing Balance Sheet as so finally determined (the "Net Current Asset Value") exceeds $12,942,000, then the amount of such excess (the "Increase Amount") will be added to the Estimated Purchase Price to result in the Purchase Price, and Buyer will, within ten days after such final determination, pay the Increase Amount to Seller by wire transfer of federal funds to an account designated by Seller.

      (d) If the Net Current Asset Value is less than $12,942,000, then the amount of such deficiency (the "Reduction Amount") will be subtracted from the Estimated Purchase Price to result in the Purchase Price, and Seller will, within ten days after such final determination, refund the Reduction Amount to Buyer by wire transfer of federal funds to an account designated by Buyer.

     Section 2.9  Closing.

Closing will take place at the offices of counsel to Seller, Harter, Secrest & Emery LLP, 700 Midtown Tower, Rochester, New York 14604, at 9:00 a.m., local time, on a mutually agreed date, on or before November 30, 1999, after the conditions set forth in Article VII have been satisfied or waived, or on such other date, or at such other time or place, as the parties may mutually agree. The date in the U.S. on which Closing occurs is called the "Closing Date". The required deliveries at Closing are set forth in Article VII.

     Section 2.10 Purchase by Parent's Affiliates; Guaranty.

Parent may elect, by notice given to Seller within a reasonable time prior to Closing, to have any of the Transferred Assets Delivered to, or any of the Assumed Liabilities assumed by, or any of the Transferred Employees employed by, one or more of Parent's Affiliates (including Sub), provided, however, that in such event:

      (a) all references in this Agreement to "Buyer" will mean and include each such Affiliate of Parent;

      (b) such election will not result in any net greater cost (including reasonable attorneys' fees) or obligation than Seller would otherwise have had, nor relieve Parent of any of its obligations to Seller and its Affiliates hereunder with respect to the Purchase Price, the Assumed Liabilities or otherwise; nor modify the allocation of risk and responsibility between Seller and Parent, to the net detriment of Seller;

      (c) Parent will cause, and hereby fully and unconditionally guarantees to Seller, the full and prompt performance of all of the obligations of Parent's Affiliates (including Sub), and of any and all of such Affiliates' successors and permitted assigns, under this Agreement, and the execution and delivery by, and the full and prompt performance of all of the covenants and other obligations of, each such Affiliate (and of any and all of such Affiliate's successors and permitted assigns) under each Closing Document to which such Affiliate is a party, including any such Affiliate's assumption of any Assumed Liabilities; and

      (d) Parent will execute and deliver such other agreements, documents and instruments as may be reasonably required to evidence further the provisions of this Section 2.10. Any discharge or limitation of the obligations of an Affiliate of Parent (including Sub) under this Agreement or any Closing Document by operation of Law or otherwise will not discharge or limit Parent's obligations under this Section 2.10.

     Section 2.11 Staged Closings.

      (a) Notwithstanding anything to the contrary contained herein, in the event that the conditions to Closing set forth in Article VII have been satisfied (or waived), but the time required by local Law or contract for the parties' performance of their obligations of notification and consultation contemplated by Sections 6.2(b) and 6.6 (the "Notification Time") has not then expired in one or more countries other than the U.S. (collectively, the "Deferred Countries"), then: (i) Closing will nevertheless be effected with respect to that portion of the Transferred Assets, the Assumed Liabilities, the Business and the Employees located in the U.S. and in each other country in which the Notification Time has then expired (collectively, the "Closing Countries"); and (ii) so long as such party has performed its obligations of notification and consultation contemplated by Sections 6.2(b) and 6.6 with respect to a Deferred Country, either Buyer or Seller will have the option of deferring closing in such Deferred Country as provided by this Section 2.11. If either Buyer or Seller so elects to defer closing, then the conditions to Closing set forth in Sections 7.2(e) and 7.3(e) will only be required to be satisfied to the extent that they relate to the Closing Countries.

      (b) One or more subsequent closings will occur as soon as practicable following expiration of the Notification Time in each Deferred Country and, in connection therewith, the conditions to Closing set forth in Sections 7.2(e) and 7.3(e) will only be required to be satisfied to the extent that they relate to such Deferred Country.

The parties will use commercially reasonable efforts, and cooperate with each other, to satisfy promptly their obligations of notification and consultation contemplated by Sections 6.2(b) and 6.6 in each Deferred Country. Notwithstanding any other provision hereof, closing with respect to each Deferred Country will be effected within 90 days after the Closing Date.

      (c) Pending closing with respect to any Deferred Country, Seller will, with any necessary cooperation from Buyer, operate the Business in such Deferred Country for the account of Buyer. In connection therewith: (i) Buyer will bear the after-Tax costs, if any, for the portion of the Business operated in such Deferred Country, and will receive the after-Tax cash benefit, if any, derived from the Business as operated in such Deferred Country; (ii) Seller will pay to Buyer, or Buyer will pay to Seller, as the case may be, and will deliver appropriate documentation with respect to, any other contribution made or received by Seller for the Business as operated in such Deferred Country so that, as between Seller and Buyer, the operations will have been for the account of Buyer on an after-Tax basis; and (iii) the Employees physically located in such Deferred Country will continue to be employees of Seller, and the provisions of Article 6 will apply to such Employees only as of a Transfer Time based on the subsequent closing in such Deferred Country. The net amount of all amounts required by this Section 2.11(c) to be paid by each party to the other with respect to any Deferred Country will be paid by the appropriate party at or within 30 days following closing in such Deferred Country. To the extent permitted by Law, all amounts paid by Seller or Buyer, as the case may be, under this Section 2.11(c) will be treated as adjustments to the Purchase Price for Tax purposes.

      (d) To the extent that Buyer is required by Law to pay at a subsequent closing cash consideration for the Transferred Assets located in a Deferred Country, Seller will remit to Buyer, in immediately available funds, the amount of the Purchase Price allocated to such Deferred Country in accordance with
Section 5.11 and previously paid at Closing, and Buyer will pay such consideration to Seller at such subsequent closing. In the event that Buyer so requests, Seller will, in conjunction with any subsequent closing with respect to a Deferred Country, remit to Buyer, in immediately available funds, the amount of the Purchase Price allocated to such Deferred Country in accordance with Section 5.11 and previously paid at Closing against payment by Buyer of such amount in the local currency in such Deferred Country, the local currency equivalent to such amount (based on the rate published in the Wall Street Journal three business days prior to the subsequent closing in such Deferred Country).

            ARTICLE III. REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer as follows:

     Section 3.1 Organization and Power.

Seller is a corporation duly organized, validly existing and in good standing under the laws of New Jersey. Seller and each Seller Affiliate has all requisite corporate power and authority to own or lease and operate the Transferred Assets and to carry on the Business as currently conducted. Seller and each Seller Affiliate is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where its ownership or operation of the Transferred Assets or its conduct of the Business requires such qualification, except for failures to be so qualified or in good standing, as the case may be, that would not have a Material Adverse Effect or prevent consummation of the Transaction.

     Section 3.2 Corporate Authorization.

Seller and each Seller Affiliate, as the case may be, has full corporate power and authority to execute and deliver this Agreement and each Closing Document to which it is a party, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Seller of this Agreement and, in the case of Seller and each Seller Affiliate, each Closing Document to which it is a party, have been duly and validly authorized, and no additional corporate authorization or consent is required in connection therewith.

     Section 3.3 Approvals.

Except for the Required Approvals, and except for consents, approvals, waivers, authorizations, novations, notices and filings required under the contracts or instruments identified in Schedule 3.3, no consent, approval, waiver,
                          ------------
authorization or novation is required to be obtained by Seller or any Seller Affiliate from, and no notice or filing is required to be given by Seller or any Seller Affiliate to or made by Seller or any Seller Affiliate with, any Governmental Entity or other Person in connection with the execution, delivery and performance by Seller of this Agreement and, in the case of Seller and each Seller Affiliate, each Closing Document to which it is a party.

     Section 3.4 Non-Contravention.

The execution, delivery and performance by Seller of this Agreement and, in the case of Seller and each Seller Affiliate, each Closing Document to which it is a party, and the consummation of the Transaction, do not and will not: (a) violate any provision of the articles of incorporation, bylaws or other organizational documents of Seller or any Seller Affiliate; (b) assuming the receipt or making of all necessary consents, approvals, waivers, authorizations, novations, notices and filings, conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of Seller under, or a loss of any benefit to which Seller is entitled under, any Assumed Contract or any Transferred License, or result in the creation of any Encumbrance (other than a Permitted Encumbrance) upon any of the Transferred Assets; or (c) assuming receipt of all Required Approvals, violate or result in a breach of or constitute a default under any Law, judgment, injunction, order, decree or other restriction of any Governmental Entity to which Seller or any Seller Affiliate is subject; except for, in the cases of the foregoing clauses (b) and (c), conflicts, breaches, terminations, defaults, cancellations, accelerations, losses, violations or Encumbrances that would not have a Material Adverse Effect or prevent consummation of the Transaction.

     Section 3.5 Binding Effect.

This Agreement and each Closing Document, when executed and delivered by Buyer, will constitute valid and legally binding obligations of Seller and each Seller Affiliate party thereto, enforceable against Seller and each Seller Affiliate party thereto in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     Section 3.6 Certain Financial Statements.

      (a)  [intentionally omitted]

      (b)  Annexed hereto as Schedule 3.6(b) is the September Balance Sheet.
                             ---------------
The September Balance Sheet has been derived from the Books and Records of Seller and the Seller Affiliates maintained in the Ordinary Course, and fairly presents the financial position of the Business as of September 30, 1999, and reflects adequate reserves for all known Liabilities, including all vacation Liability earned, as of September 30, 1999, in accordance with GAAP and, to the extent consistent with GAAP, Seller's policies, except as noted in the footnotes to the September Balance Sheet.

      (c)  Annexed hereto as Schedule 3.6(c) are each of the Financial
                             ---------------
Statements. Except to the extent that the Financial Statements present only summary financial information, the Financial Statements fairly present the financial position and the results of the operations of the Business for the respective periods therein stated, and reflect adequate reserves for all known Liabilities, including all vacation Liability earned, as of the respective dates therein stated, in accordance with GAAP and, to the extent consistent with GAAP, Seller's policies, except as noted in the footnotes to the Financial Statements.

      (d) The Business does not have any Liability of any nature that is not reflected or reserved against on the September Balance Sheet except for: (i) Liabilities of a similar nature as those reflected or reserved against on the September Balance Sheet that were incurred in the Ordinary Course since September 30, 1999; (ii) Liabilities of any nature that are not required by GAAP to be so reflected or reserved against; and (iii) those Liabilities set forth on
Schedule 3.6(d).  Accounts payable reflected in the Financial Statements and the
---------------
September Balance Sheet have arisen from bona fide transactions. Except as set forth on Schedule 3.6(d), all Liabilities of the Business incurred after
         ---------------
September 30, 1999 were incurred in the Ordinary Course, arose from bona fide transactions, and are usual and normal in amount both individually and in the aggregate. Except as set forth in the Financial Statements or the September Balance Sheet, all Liabilities of the Business can be prepaid without penalty at any time.

     Section 3.7  Assets; Title.

      (a) The Transferred Assets, when taken together with the Seller-Licensed Intellectual Property and the Excluded Assets, constitute all properties, assets and leasehold estates, real, personal and mixed, tangible and intangible, comprising or employed in the operation of the Business on the date hereof and immediately prior to Closing, except for those assets that are part of Seller's administrative support not unique to the Business.

      (b) Seller and the Seller Affiliates, in the aggregate, have and will have at Closing: (i) good title to all tangible property included in the Transferred Assets, free and clear of all Encumbrances except for Permitted Encumbrances; and (ii) all right, title and interest in and to all intangible property included in the Transferred Assets, free and clear of all Encumbrances except for Permitted Encumbrances and, in the case of the Assumed Contracts and the Transferred Licenses, subject to the rights of third parties thereunder.

     Section 3.8  Compliance With Laws.

The Business has been and is being conducted in compliance with all Laws, and the Business has all Governmental Authorizations necessary for the conduct of the Business as currently conducted, except for those failures of compliance or lack of Governmental Authorizations which would not have a Material Adverse Effect (it being understood that nothing in this Section 3.8 is intended to address any matter of compliance that is the subject of any other representation or warranty set forth herein).

     Section 3.9  Litigation and Claims.

Except as set forth on Schedule 3.9(a), there is no civil, criminal or
                       ---------------
administrative Claim or, to the knowledge of Seller, investigation pending or, to the knowledge of Seller, overtly threatened, against Seller with respect to or relating to the Business or any of the Transferred Assets or Seller-Licensed Intellectual Property, in which the amount at issue relating to the Business exceeds $10,000. Except as set forth on Schedule 3.9(b), neither the Business
                                         ---------------
nor any of the Transferred Assets or Seller-Licensed Intellectual Property is subject to any order, writ, judgment, award, injunction or decree of any Governmental Entity of competent jurisdiction or any arbitrator which would either prevent consummation of the Transaction or have a Material Adverse Effect.

     Section 3.10 Intellectual Property.

      (a) Seller owns or has the right to use pursuant to license, sublicense, agreement or permission all of the Transferred Intellectual Property and Seller-Licensed Intellectual Property. Subject to the receipt or making of all necessary consents, approvals, waivers, authorizations, novations, notices and filings under any contracts or instruments identified in Schedule 3.3, each item
                                                         ------------
of Transferred Intellectual Property will be owned or available for use by Buyer immediately subsequent to Closing, without the payment of any additional amounts to any third party (except as may be required subsequent to Closing by the terms of any Transferred License).

      (b)  Except as set forth in Schedule 3.10(b), Seller with respect to the
                                  ----------------
Business has not interfered with, infringed upon, misappropriated or otherwise violated any Intellectual Property rights of third parties, and has not received any Claim alleging any such interference, infringement, misappropriation or violation (including any Claim that Seller must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of Seller, no third party has interfered with, infringed upon, misappropriated or otherwise violated any rights of Seller with respect to the Transferred Intellectual Property and the Seller-Licensed Intellectual Property.

      (c)  Schedule 2.1(f)(i), Schedule 2.1(f)(ii) and Schedule 2.3(a)(i)
           ------------------  -------------------     ------------------
identify each patent, patent registration, patent application and trademark comprising, respectively, the Transferred Intellectual Property and the Seller-Licensed Intellectual Property. Seller has made available to Buyer correct and complete copies of all such items of Transferred Intellectual Property and Seller-Licensed Intellectual Property (as amended to date) and has made available to Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. With respect to each such item of Transferred Intellectual Property and Seller-Licensed Intellectual Property:

           (i) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge nor, to the knowledge of Seller, is any of the foregoing threatened;

           (ii) no Claim or, to the knowledge of Seller, investigation is pending or, to the knowledge of Seller, threatened, which challenges the legality, validity, enforceability, use or ownership of the item; and

           (iii) Seller has not agreed to indemnify any Person for or against any interference, infringement, misappropriation or other violation with respect to the item.

      (d)  Schedule 2.1(f)(vi) identifies each license, sublicense, agreement
           -------------------
and permission by which Seller uses Intellectual Property owned by a third party and Primarily Related to the Business. Seller has made available to Buyer correct and complete copies of all Transferred Licenses (as amended to date). With respect to each Transferred License:

           (i) the Transferred License is legal, valid, binding, enforceable and in full force and effect with respect to Seller and, to the knowledge of Seller, any other party thereto, subject to the qualifications that enforcement of the rights and remedies created thereby is subject to (A) bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting the rights and remedies of creditors, and (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

           (ii) the Transferred License will continue to be legal, valid, binding, enforceable and in full force and effect with respect to Buyer and, to the knowledge of Seller, any other party thereto following the consummation of the Transaction, subject to the qualifications set forth in Section 3.10(d)(i) and subject to the receipt or making of all necessary consents, approvals, waivers, authorizations, novations, notices and filings under any contracts or instruments identified in Schedule 3.3;
                          ------------

           (iii) subject to the receipt or making of all necessary consents, approvals, waivers, authorizations, novations, notices and filings under any contracts or instruments identified in Schedule 3.3, neither Seller nor, to the
                                       ------------
knowledge of Seller, any other party to the Transferred License is in breach or default, and no event has occurred which with notice of lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

           (iv) neither Seller nor, to the knowledge of Seller, any other party to the Transferred License has repudiated any material provision thereof;

           (v) to the knowledge of Seller, with respect to each sublicense constituting a Transferred License, the representations and warranties set forth in Sections 3.10(d)(i) through 3.10(d)(iv) are true and correct with respect to the underlying license;

           (vi) to the knowledge of Seller, the Intellectual Property underlying the Transferred License is not subject to any outstanding Claim; and

           (vii) no Claim or, to the knowledge of Seller, investigation is pending or, to the knowledge of Seller, threatened, which challenges the legality, validity or enforceability of the Intellectual Property underlying the Transferred License.

     Section 3.11 Employee Benefits.

      (a)  Schedule 3.11(a) lists all material formal or informal, written or
           ----------------
unwritten employee benefit plans or arrangements of Seller which cover U.S. Employees, including: (i) "employee benefit plans" within the meaning of section 3(3) of ERISA; (ii) incentive compensation (whether cash or equity), commission, severance or other similar compensation arrangements; and (iii) all other benefit obligations of any type made available by Seller to any current U.S. Employee with respect to services performed by him on behalf of the Business (collectively, "U.S. Plans"). Copies of all written U.S. Plans and written descriptions of all unwritten U.S. Plans have been provided or made available to Buyer.

      (b) All U.S. Plans to the extent subject to ERISA and the Code are in substantial compliance with ERISA and the Code. Each U.S. Plan that is an "employee pension benefit plan" within the meaning of section 3(2) of ERISA (a "Pension Plan") and that is intended to be qualified under section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service. Except as disclosed on Schedule
                                 --------

3.11(b), there is no material litigation pending or, to the knowledge of Seller,
-------
overtly threatened against Seller relating to any U.S. Plan.

      (c) All employee benefit plans or arrangements of Seller or the Seller Affiliates covering EU Employees comply in all material respects with all Laws.

      (d) Buyer will not have any Liability to contribute to any "multiemployer plan," as defined in section 3(37) of ERISA, on behalf of any current or former U.S. employee or other U.S. Person with respect to services performed by such Person on behalf of the Business on or before the Closing Date.

     Section 3.12 Environmental Matters.

      (a) The Business has complied with all Environmental Laws, the failure to comply with which could reasonably be expected to result in Losses after the Closing Date in amounts in excess of $10,000 individually or in the aggregate, and no Claim or, to Seller's knowledge, investigation has been filed or commenced against the Business alleging such failure.

      (b)  Except as set forth in Schedule 3.12, and except for Liabilities that
                                  -------------
could not reasonably be expected to result in Losses after the Closing Date in amounts in excess of $10,000 individually or in the aggregate, the Business does not have any Liability (and the Business has not handled, used, stored, recycled or disposed of any Hazardous Substance, arranged for the disposal of any Hazardous Substance, exposed any employee or other Person to any Hazardous Substance or hazardous condition, or owned or operated any property or facility in any manner that could reasonably be expected to form the basis for any present or future Claim or investigation giving rise to any such Liability) for damage or remediation to any site, location or body of water (surface or subsurface), or for any illness of or personal injury to any employee or other Person, under any Environmental Law.

      (c) All properties and equipment owned by Seller or any Seller Affiliate and used in the Business are free of any amounts of Hazardous Substances the presence of which could reasonably be expected to result in Losses after the Closing Date in amounts in excess of $10,000 individually or in the aggregate.

      (d) Neither Seller nor any Seller Affiliate has placed any in service or out of service underground storage tanks in or on the Leased Real Property.

     Section 3.13 Labor Matters.

      (a)  Except as set forth on Schedule 3.13(a):  (i) the Business is not a
                                  ----------------
party to or bound by any collective bargaining agreement; (ii) during the three-year period preceding the date hereof, the Business has not experienced any strikes, grievances or Claims of unfair labor practice; (iii) Seller has no knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to the employees of the Business; (iv) during the three-year period preceding the date hereof, there has not been, and there is not presently pending or existing or, to the knowledge of Seller, threatened, any strike, work stoppage, labor arbitration or proceeding in respect of the grievance of any employee, any application or complaint filed by an employee or union with the National Labor Relations Board or any comparable state or local agency, organizational activity or other labor dispute against the Business or its premises; (v) no application for certification of a collective bargaining agent is pending or, to the knowledge of Seller, threatened; (vi) there is no lockout of any employees by the Business; (vii) there are no Claims currently pending against Seller with respect to employees of the Business alleging the violation of any Laws relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar Taxes, occupational safety and health and plant closing (collectively, "Employment Laws"); and (viii) the Business has not been found liable for the payment of Taxes, fines, penalties or other amounts, however designated, for failure to comply with any Employment Laws. Except for the Assumed Contracts, there are no contracts of employment applicable to any Employees, including EU Employees.

      (b)  [intentionally omitted]

     Section 3.14 Assumed Contracts.

Schedule 2.1(e) sets forth a list of each Assumed Contract other than purchase
---------------
orders and product warranties incurred in the Ordinary Course. Except for those which expired by their terms prior to the date hereof or prior to the Closing Date, each Assumed Contract is a valid and binding obligation of Seller or a Seller Affiliate and is in full force and effect. Except for any default that would be caused by the assignment or novation thereof to Buyer without the consent, approval, waiver or authorization of a third party, there is no default by Seller or any Seller Affiliate under any Assumed Contract that has not been cured or waived. Except as set forth on Schedule 2.1(e), neither Seller nor any
                                         ---------------
Seller Affiliate is party to any written or, to Seller's knowledge, oral agreement or arrangement that would materially modify or affect the economic terms of any Assumed Contract, except for those modifications or effects which would not have a Material Adverse Effect. To the knowledge of Seller, no other party to any Assumed Contract is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute such a default.

     Section 3.15 Finders' Fees.

There is no investment banker, broker, finder or other intermediary who has been retained by or is authorized to act on behalf of Seller or any Affiliate of Seller who might be entitled to any fee or commission from Buyer or any Affiliate of Buyer in connection with the Transaction.

     Section 3.16 Subsequent Changes.

     Since July 31, 1999, there has not been any change in the Business, or in the financial condition, operations or results of operations of the Business, that could reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, since July 31, 1999, except as set forth on Schedule 3.16, the Business has not:
         -------------

      (a) sold, leased, transferred or assigned any of the Transferred Assets outside the Ordinary Course;

      (b) entered into any agreement, contract, lease or license (or series of related agreements, contracts, leases, and licenses) other than Ordinary Course sales and purchase orders;

      (c) accelerated, terminated, modified or canceled any Assumed Contract except in the Ordinary Course, or materially modified the Business's backlog; and to the knowledge of Seller, no other party has done so as a result of any default by Seller;

      (d) made any capital expenditure (or series of related capital expenditures) either involving more than $50,000 or outside the Ordinary Course;

      (e) made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person;

      (f) issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

      (g) delayed or postponed the payment of accounts payable or other Liabilities outside of the Ordinary Course;

      (h) canceled, compromised, waived or released any material right or Claim (or series of related rights and Claims) outside the Ordinary Course;

      (i) granted any license or sublicense of any rights under or with respect to any Transferred Intellectual Property outside of the Ordinary Course;

      (j) experienced any material damage, destruction or loss to the Transferred Assets not covered by insurance;

      (k) granted any increase in the base compensation of any of the Employees or made any other material change in employment terms for any of the Employees, except for normal compensation increases made in the Ordinary Course; or

      (l)  entered into any commitment to do any of the foregoing.

     Section 3.17 Assumed Leases.

Seller has made available to Buyer correct and complete copies of the Assumed Leases (as amended to date). With respect to each Assumed Lease:

      (a) the Assumed Lease is legal, valid, binding and enforceable on Seller or a Seller Affiliate, and in full force and effect in accordance with its terms;

      (b) except for any breach or default that would be caused by the assignment or novation thereof to Buyer without the consent, approval, waiver or authorization of a third party, neither Seller nor any Seller Affiliate is, and to the knowledge of Seller no other party to the Assumed Lease is, in breach or default thereof, and no event has occurred and is continuing which, with notice or lapse of time, would constitute a breach or default thereof or permit termination, modification or acceleration thereunder;

      (c) to the knowledge of Seller, there are no disputes, oral agreements or forbearance programs in effect as to the Assumed Lease that would have a Material Adverse Effect;

      (d) Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold represented by the Assumed Lease; and

      (e) Seller or a Seller Affiliate has obtained all Governmental Authorizations (including licenses and permits) required to be obtained by it in connection with its operation of the Business at the premises leased under the Assumed Lease, and has operated and maintained such premises in all material respects in accordance with applicable Laws.

     Section 3.18 Product Warranty.

Except to the extent of the warranty reserve set forth on the September Balance Sheet, each product manufactured, sold, leased or delivered by the Business on or before the date hereof has been in conformity with written commitments and express and implied warranties of Seller. As of September 30, 1999, the Business had no Liability for replacement or repair of such products or other damages in connection therewith, except to the extent of the warranty reserve set forth on the September Balance Sheet. No product manufactured, sold, leased or delivered by the Business is subject to any contractual guaranty, warranty or other indemnity of the Business beyond the applicable standard terms and conditions of sale or lease. Seller has heretofore made available to Buyer copies of the standard terms and conditions of sale or lease of the Business (containing applicable guaranty, warranty and indemnity provisions).

     Section 3.19 Year 2000 Compliance.

The Business: (a) has undertaken an assessment of all computer and automated systems that are part of the Transferred Assets (collectively, "Transferred Systems") that could be adversely affected by a failure to be Year 2000 Compliant; (b) has developed a plan for rendering such Transferred Systems Year 2000 Compliant, a copy of which plan is annexed as Schedule 3.19; and (c) to date, has implemented such plan as
                   -------------
set forth therein. As used herein, "Year 2000 Compliant" means that the Transferred Systems will record, store, process and present calendar dates falling on or after January 1, 2000, in the same manner and with the same functionality as the Transferred Systems record, store, process and present calendar dates falling on or before December 31, 1999.

     Section 3.20 Buyer's Representations and Warranties.

Seller acknowledges that except for the representations and warranties contained in Article IV or in any Ancillary Agreement, neither Buyer nor any other Person makes any other express or implied representation or warranty on behalf of Buyer.

              ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller as follows:

     Section 4.1 Organization and Power.

Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as currently conducted. Buyer is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where its ownership or operation of its properties and assets or the conduct of its business requires such qualification, except for failures to be so qualified or in good standing, as the case may be, that would not prevent consummation of the Transaction or materially impair the ability of Buyer to perform its obligations hereunder.

     Section 4.2 Corporate Authorization.

Buyer has full corporate power and authority to execute and deliver this Agreement and each Closing Document, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Buyer of this Agreement and each Closing Document have been duly and validly authorized and no additional corporate authorization or consent is required in connection therewith.

     Section 4.3 Approvals.

Except for the Required Approvals, no consent, approval, waiver, authorization or novation is required to be obtained by Buyer from, and no notice or filing is required to be given by Buyer to or made by Buyer with, any Governmental Entity or other Person in connection with the execution, delivery and performance by Buyer of this Agreement and each Closing Document.

     Section 4.4 Non-Contravention.

The execution, delivery and performance by Buyer of this Agreement and each Closing Document, and the consummation of the Transaction, do not and will not:
(a) violate any provision of the articles of incorporation, bylaws or other organizational documents of Buyer; (b) assuming receipt of all Required Approvals, conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of Buyer under, any agreement, contract, lease, sublease, arrangement, commitment or license to which Buyer is a party or by which any of its assets is bound; or
(c) assuming receipt of all Required Approvals, violate or result in a breach of or constitute a default under any Law, judgment, injunction, order, decree or other restriction of any Governmental Entity to which Buyer is subject; except for, in the cases of the foregoing clauses (b) and (c), conflicts, breaches, terminations, defaults, cancellations, accelerations, or violations that would not prevent consummation of the Transaction or materially impair the ability of Buyer to perform its obligations hereunder.

     Section 4.5 Binding Effect.

This Agreement and each Closing Document, when executed and delivered by Seller and by each Seller Affiliate party thereto, will constitute valid and legally binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     Section 4.6 Financing.

On the Closing Date, Buyer will have sufficient funds to consummate the Transaction and to perform its obligations hereunder.

     Section 4.7 Litigation and Claims.

There is no civil, criminal or administrative Claim or, to the knowledge of Buyer, investigation pending or, to the knowledge of Buyer, overtly threatened, against Buyer except for those that would not prevent consummation of the Transaction or materially impair the ability of Buyer to perform its obligations hereunder. Buyer is not subject to any order, writ, judgment, award, injunction or decree of any Governmental Entity of competent jurisdiction or any arbitrator, except for those that would not prevent consummation of the Transaction or materially impair the ability of Buyer to perform its obligations hereunder.

     Section 4.8 Finders' Fees.

There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Buyer or any Affiliate of Buyer who might be entitled to any fee or commission from Seller or any Affiliate of Seller in connection with the Transaction.

     Section 4.9 Seller's Representations and Warranties.

Buyer acknowledges that except for the representations and warranties contained in Article III or in any Ancillary Agreement, neither Seller nor any other Person makes any other express or implied representation or warranty on behalf of Seller, and that any implied warranties of merchantability or fitness for any particular purpose are expressly disclaimed.

                         ARTICLE V. CERTAIN COVENANTS

     Section 5.1 Access.

      (a) Prior to Closing, Seller and the Seller Affiliates will permit Buyer and its representatives to have access, during regular business hours and upon reasonable advance notice, to the Books and Records of Seller relating to the assets, Liabilities and operations of the Business, to the Employees and to the locations at which the Business is conducted or at which such Books and Records are located, subject to reasonable security regulations of Seller and any Laws. Seller and the Seller Affiliates will furnish, or cause to be furnished, to Buyer any financial and operating data and other information that is available with respect to the Business as Buyer from time to time reasonably requests (it being understood that in no event will Buyer have access to any Tax Returns or Seller or its Affiliates), and will instruct its employees, counsel, independent accountants and financial advisors to cooperate with Buyer in its investigation of the Business.

      (b) For seven years following the Closing Date (or for such longer period as may be required by Section 5.10(b)), Buyer will keep and maintain all Books and Records pertaining to the Business in existence on the Closing Date, and Seller or the Seller Affiliates will keep and maintain all Books and Records pertaining to the Business that are not Transferred Assets; provided, however, that prior to expiration of such period, either party may dispose of such Books and Records after reasonable notice offering the same to the other party.

      (c) For the period provided by Section 5.1(b), and upon the request of the other party, Seller and the Seller Affiliates, on the one hand, or Buyer, on the other hand, will, to the extent permitted by Law and confidentiality obligations existing on the Closing Date, grant to the other party and its representatives (with reimbursement of the granting party's reasonably documented reasonable and necessary out-of-pocket expenses incurred in complying with such request) reasonable access, during normal business hours and upon reasonable notice, to inspect and copy the Books and Records referred to in
Section 5.1(b). Such right of access will be subject to the reasonable security requirements of the granting party and in no event will either party have access to the Tax Returns of the other party.

     Section 5.2 Conduct of Business.

During the period from the date hereof to Closing, except as otherwise contemplated by this Agreement or as Buyer otherwise consents in writing, Seller and the Seller Affiliates will conduct the Business in the Ordinary Course and will not permit the Business to:

      (a)  incur any indebtedness for borrowed money;

      (b) knowingly incur, create or assume any Encumbrance (other than a Permitted Encumbrance) on any Transferred Assets, other than in the Ordinary Course;

      (c) dispose of any assets Primarily Related to the Business, other than in the Ordinary Course;

      (d) make any change of accounting or accounting practice, procedure or policy with respect to the Transferred Assets;

      (e) enter into any agreement, contract, lease or license (or series of related agreements, contracts, leases, and licenses) other than Ordinary Course sales and purchase orders;

      (f) accelerate, terminate, modify or cancel any Assumed Contract except in the Ordinary Course, or materially modify the Business's backlog;

      (g) make any capital expenditure (or series of related capital expenditures) either involving more than $50,000 or outside the Ordinary Course;

      (h) make any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person;

      (i) issue any note, bond or other debt security or create, incur, assume or guarantee any indebtedness for borrowed money or capitalized lease obligation;

      (j) delay or postpone the payment of accounts payable or other Liabilities outside of the Ordinary Course;

      (k) cancel, compromise, waive or release any material right or Claim (or series of related rights and Claims) outside the Ordinary Course;

      (l) grant any license or sublicense of any rights under or with respect to any Transferred Intellectual Property outside of the Ordinary Course;

      (m) grant any increase in the base compensation of any of the Employees or make any other material change in employment terms for any of the Employees, except for normal compensation increases made in the Ordinary Course; or

      (n)  enter into any commitment to do any of the foregoing.

     Section 5.3 Reasonable Efforts; Further Assurances.

      (a) During the period from the date hereof to Closing, Seller and Buyer will each cooperate and use commercially reasonable efforts to fulfill the conditions precedent to its own and the other party's obligations hereunder, including taking or causing to be taken all actions necessary, proper or advisable to obtain as promptly as practicable all Required Approvals; provided, however that subject to the provisions of Section 2.4, Seller need not request or make any Required Approval or any other consent, approval, waiver, authorization, novation, notice or filing from or with any Governmental Entity or other Person if Seller reasonably believes that such action would materially endanger, injure or otherwise harm Seller's relationship with such Governmental Entity or other Person with respect to any of Seller's businesses other than the Business. Without limiting the generality of the foregoing, Buyer and Seller will cooperate fully with each other to file promptly documentary materials required by or necessary to obtain approval or clearance in connection with the matters contemplated by Article VI.

      (b) Seller and Buyer will cooperate and use their respective commercially reasonable efforts to comply with all Laws in furtherance of the Transaction, including the execution of additional agreements, instruments and documents that may be required by local Law. Subject to the provisions hereof, from time to time before and after the Closing Date, each party will promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by the other party and necessary for the other party to satisfy its obligations hereunder or to obtain the benefits contemplated hereby.

     Section 5.4 Antitrust and Competition Laws.

      (a) Without limiting the generality of Section 5.3, Seller and Buyer will use their respective commercially reasonable efforts to take promptly all actions and to do all other things necessary, proper or advisable to avoid or eliminate each and every impediment under any Antitrust Law that may be asserted by any Governmental Entity or any other Person to the consummation of the Transaction by Seller and Buyer in accordance with the terms of this Agreement.

      (b) Subject to confidentiality obligations imposed by Law, Seller and Buyer will use their respective commercially reasonable efforts to include the other party in all conversations, discussions, hearings or other meetings, whether in person or by telephone, that it or its representatives has with any Governmental Entity with respect to the Transaction, and ensure that the other party promptly receives all notifications, letters, facsimiles or other written documentation sent to or by any Governmental Entity to the extent that they relate to the Transaction.

     Section 5.5 Ancillary Agreements.

At Closing, Seller or its Affiliates and Buyer or its Affiliates will enter into various business relationships pursuant to the Ancillary Agreements, as follows:

      (a) the license by Seller to Buyer and its Affiliates of the Seller-Licensed Intellectual Property pursuant to one or more Intellectual Property Licenses substantially in the forms of Exhibit A-1 and Exhibit A-2;
                                       -----------     -----------

      (b) the license back by Buyer to Seller and its Affiliates of the Buyer-Licensed Intellectual Property pursuant to one or more Intellectual Property Licenses substantially in the form of Exhibit B;
                                      ---------

      (c) the supply by Seller's MTD Division to Buyer of certain product components pursuant to one or more Sensor Supply Agreements substantially in the form of Exhibit C;
        ---------

      (d) the distribution by Seller or its Affiliates of products of the Business in Japan and Korea pursuant to one or more Transition Distribution Agreements substantially in the form of Exhibit D and containing other customary
                                        ---------
terms and conditions, including those necessary under local Law;

      (e) the license by Seller or its Affiliates of certain premises to Buyer pursuant to a Master License Agreement containing the terms summarized in Exhibit E and other customary terms and conditions; and
---------

      (f) the development by Seller's MTD Division for Buyer of certain product components pursuant to one or more Development Agreements containing the terms summarized in Exhibit F and other customary terms and conditions.
              ---------

From and after the date hereof, Buyer and Seller will negotiate in good faith all of the terms and conditions of the Ancillary Agreements contemplated by Exhibit D, Exhibit E and Exhibit F. At Closing, Buyer and Seller and their
---------  ---------     ---------
respective Affiliates, as appropriate, will execute and deliver each of the Ancillary Agreements and Closing Documents.

     Section 5.6 Corporate Trademarks and Other Intellectual Property.

      (a) By virtue of this Agreement, Seller is not Delivering to Buyer, the terms "Transferred Assets" and "Seller-Licensed Intellectual Property" do not include, and neither Buyer nor any of its Affiliates will have, whether by virtue of this Agreement or otherwise, any right, title or interest in or to, or any right to use, any of Seller's Intellectual Property except as specifically and expressly set forth herein or in any Ancillary Agreement. Buyer acknowledges that, except as expressly provided by Section 2.1(f), this Section
5.6 or any Ancillary Agreement, no right, interest, ownership or privilege of use in or to any of Seller's trade dress, trade names, trademarks, service marks, logos, identification, names, slogans or internet domain names is accorded to Buyer or any of its Affiliates by reason of this Agreement. Neither Buyer nor any of its Affiliates will at any time use or attempt to register any trade dress, trade name, trademark or service mark confusingly similar to any trade dress, trade name, trademark, service mark, logo, identification, name, slogan or internet domain name of Seller, including Seller's trade dress yellow color. Without limiting the generality of the foregoing, neither Buyer nor any Affiliate of Buyer will at any time, without Seller's prior written consent, use a name, trade name or logo containing the letter combinations EK or KO.

      (b) Without limiting the generality of Section 5.6(a), neither Buyer nor any Affiliate of Buyer will at any time have any rights to use any of the following names or symbols: KODAK, the Kodak corporate symbol, the KODAK Service logo and all other trade names of Seller or its Affiliates that are not Transferred Assets (collectively, the "Corporate Trademarks").

      (c) Notwithstanding anything to the contrary contained herein, Seller and its Affiliates will retain at all times after Closing its right, title and interest in or to, and the non-exclusive right to use, all trade secrets, know-how, processes and proprietary information, and copies of documents incorporating any similar rights, constituting Transferred Intellectual Property and existing on the Closing Date which is or has been used by Seller or any of its Affiliates in business operations other than the Business.

      (d) Notwithstanding anything to the contrary contained herein, Seller will at all time have the sole and exclusive right to prosecute, defend, settle or otherwise control any Claim relating to the Seller-Licensed Intellectual Property, except as may be otherwise provided by any Ancillary Agreement or to the extent such Claim is one between Buyer and Seller.

      (e) Buyer may use in connection with its operation of the Business: (i) for up to 30 days after the Closing Date, inventory existing on the Closing Date of preprinted business forms bearing any Corporate Trademarks; (ii) for up to six months after the Closing Date, inventory existing on the Closing Date, or reprints thereof, of sales and promotional material bearing any Corporate Trademarks; (iii) for up to six months after the Closing Date, signs bearing any Corporate Trademarks; and (iv) for up to six months after the Closing Date, inventory existing on the Closing Date of finished goods bearing any Corporate Trademarks; provided, however, that (A) with respect to all goods and materials referred to in this Section 5.6(e), Buyer will take such reasonable steps as are necessary to notify third parties that the products of the Business are no longer marketed by Seller, but are instead marketed by Buyer, and (B) on all materials referred to in the foregoing clauses (i), (ii) and (iii), Buyer will use commercially reasonable efforts to replace, as soon as practicable after Closing, such existing materials bearing Corporate Trademarks with materials bearing Buyer's own corporate identity. If any business forms require a signature, Buyer will sign such forms in its own name, and not in the name of Seller or any of its Affiliates.

      (f) As used herein, the term "Licensed Trademarks" means the trademarks of Seller listed on Schedule 5.6(f). Seller hereby grants to Buyer a non-
                    ---------------
exclusive, royalty free, limited right and license to use the Licensed Trademarks, for a period of 18 months following the Closing Date, in connection with the products of the Business as they exist on the Closing Date; provided, however, that if Buyer makes any changes to any of the products of the Business, Buyer will immediately remove the Licensed Trademarks from each such changed product and cease use of the Licensed Trademarks in connection therewith. If at any time Seller notifies Buyer that the quality of any product of the Business bearing a Licensed Trademark is unacceptable to Seller, or that Buyer has changed such product since the Closing Date, Buyer will, within five business days of Seller's written request, remove all Licensed Trademarks from such product and cease use of the Licensed Trademarks in connection therewith. Buyer may not use any stylization or special fonts for the Licensed Trademarks, nor may Buyer use in connection therewith the Kodak corporate symbol or any elements of Seller's trade dress, including Seller's trade dress yellow color. All rights and licenses granted to Buyer in this Section 5.6(f) will terminate and be of no further force or effect, without further action of the parties, on the date that is 18 months after the Closing Date; provided, however, that Seller may extend such rights and licenses upon Buyer's written request.

      (g) If subsequent to the date hereof Buyer or Seller discovers any Intellectual Property (other than the Corporate Trademarks) that is (i) owned by or licensed to Seller or its Affiliates, (ii) used in the Business as of the date hereof or as of the Closing Date, and (iii) not included as part of the Transferred Intellectual Property or the Seller-Licensed Intellectual Property, then Seller will: (A) in the case of such Intellectual Property that is owned by Seller or its Affiliates and Primarily Related to the Business as of the date hereof or as of the Closing Date, cause the same to be transferred to Buyer under the terms of this Agreement; and (B) in the case of all other such Intellectual Property, cause the same to be licensed to Buyer, on a non-exclusive, royalty-free basis, subject to the rights of third parties therein; provided, however, that with respect to any of such Intellectual Property that is licensed to Seller or its Affiliates, Seller will be obligated to license the same to Buyer only to the extent that Seller or its Affiliates has the right so to do, and has no obligation to pay consideration to any third party in connection therewith (or, at Buyer's election, such consideration has been paid by Buyer).

     Section 5.7 Confidentiality.

      (a) At all times after the date hereof, Seller will treat as confidential and will safeguard any and all information, knowledge and data included in the Transferred Assets, by using the same degree of care, but no less than a reasonable standard of care, to prevent the unauthorized use, dissemination or disclosure of such information, knowledge and data as Seller used with respect thereto prior to the execution of this Agreement; provided, however, that nothing contained in this Section 5.7(a) will prevent any use of Transferred Intellectual Property as contemplated by Section 5.6(c).

      (b) At all times after the date hereof, Buyer will treat as confidential and will safeguard any and all information, knowledge or data included in the Seller-Licensed

Intellectual Property or relating to the business of Seller and its Affiliates, whether or not related to the Business, that has become or becomes known to Buyer as a result of the transactions contemplated by this Agreement or any Ancillary Agreement, or Buyer's due diligence investigations in connection therewith, except in each case as expressly agreed to by Seller in writing. If for any reason the Transaction is not consummated, the foregoing obligation of Buyer will also pertain to all information, knowledge or data relating to the Business and, subject to the provisions of Section 5.7(c), Buyer will neither use nor disclose any of such information, knowledge or data. With respect to all such information, knowledge or data, (i) Buyer will use the same degree of care, but no less than a reasonable standard of care, to prevent the unauthorized use, dissemination or disclosure of such information, knowledge and data as Buyer uses in the protection of other proprietary information of Buyer, and (ii) nothing contained in this Section 5.7(b) will prevent the disclosure of any such information, knowledge or data to any directors, officers, employees, agents and representatives of Buyer to whom such disclosure is necessary or desirable in the conduct of the Business if such Persons are informed by Buyer of the confidential nature of such information and are directed by Buyer to comply with the provisions of this Section 5.7(b).

      (c) Nothing contained in this Section 5.7 will in any way restrict or impair the right of either party or its Affiliates (collectively, the "Receiving Party") to use, disclose or otherwise deal with information of the other party or its Affiliates (collectively, the "Disclosing Party") which: (i) is or becomes a matter of public knowledge through no fault of the Receiving Party or its agents or representatives; (ii) was already in the Receiving Party's possession at the time of disclosure of the information to the Receiving Party, and was not acquired, directly or indirectly, under any obligation of confidentiality to the Disclosing Party or to any other Person; (iii) is rightfully received by the Receiving Party from a Person having no duty of confidentiality to the Disclosing Party; (iv) was disclosed by the Disclosing Party to another Person having no duty of confidentiality to the Disclosing Party; (v) is independently developed by the Receiving Party; (vi) is disclosed pursuant to legal process after prior notice to the Disclosing Party; or (vii) is disclosed by the Receiving Party with the Disclosing Party's prior written consent. The Receiving Party will have the burden of proving the applicability of any provision of this Section 5.7(c) to any particular set of facts.

     Section 5.8 Public Disclosure.

Notwithstanding anything herein to the contrary, each of the parties agrees that, except as may be required to comply with the requirements of any Law and the rules and regulations of each stock exchange upon which the securities of either of the parties is listed, no press release or similar public announcement or communication will, whether prior or subsequent to Closing, be made or caused to be made concerning the execution or performance of this Agreement unless specifically approved in advance by Seller and Buyer.

     Section 5.9  Bulk Sales.

To the extent, if any, that the same are applicable to the Transaction, Seller and Buyer hereby waive compliance with article 6 of the Uniform Commercial Code as adopted in each jurisdiction in which any of the Transferred Assets are located, as well as section 1141(c) of the New York Tax Law and any similar Laws in other jurisdictions.

     Section 5.10 Taxes.

      (a) Responsibility for the preparation and filing of Tax Returns and the payment of Taxes incurred as a result of the sale and transfer of the Transferred Assets and the Assumed Liabilities hereunder will be as follows:

           (i) Buyer and Seller will each prepare and file such Tax Returns as may be, respectively, required of them in connection with all excise, sales, use, value added, transfer, stamp, documentary, filing, recordation or other similar Taxes incurred as a result of the sale and transfer of the Transferred Assets and the Assumed Liabilities hereunder in accordance with the form of the Transaction or as may otherwise be required by a Governmental Entity; provided, however, that the cost of all such Taxes will be borne by Buyer and Seller in equal portions.

           (ii) Seller will be responsible for the preparation and filing of any required income Tax Returns and the payment of all of Seller's income Taxes incurred as a result of the sale and transfer of the Transferred Assets and the Assumed Liabilities hereunder.

           (iii) Seller will be responsible for the preparation and filing of all Tax Returns and the payment of all other Taxes of any nature incurred in the Business or relating to the Transferred Assets or the Assumed Liabilities for the period up to and including the Closing Date.

           (iv) Buyer will be responsible for the preparation and filing of all Tax Returns and the payment of all other Taxes of any nature incurred in the Business or relating to the Transferred Assets or the Assumed Liabilities for the period after the Closing Date.

      (b) Buyer and Seller will provide each other with such cooperation and information as either of them reasonably may request of the other in connection with filing any Tax Return, amended return or Claim for refund, determining a Liability for Taxes or a right to refund of Taxes or preparation for litigation or investigation of Claims or in connection with any audit. Such cooperation and information will include providing copies of all relevant Tax Returns, and other documents and records, or portions thereof, relating to the Business.
Each of Buyer and Seller will retain all Tax Returns, schedules and work papers and all material records or other documents relating to Tax matters of the Business for the taxable year of Seller ending after the Closing Date and for all previous years, until the expiration of the statute of limitations of the taxable years to which such Tax Returns and other documents relate (and, to the extent notified by the other party in writing, any extensions thereof). Any information obtained under this Section 5.10(b) will be kept confidential as contemplated by Section 5.7, except as may be otherwise necessary in connection with the filing of Tax Returns or Claims for refund or in conducting an audit or other proceeding.

      (c) If in order to prepare properly documents required to be filed with Governmental Entities or its financial statements, it is necessary that either Buyer or Seller be furnished with additional information relating to the Transferred Assets or the Assumed Liabilities and such information is in the possession of the other party, such other party will use its reasonable efforts to furnish such information in a timely manner to the party reasonably requiring such information, at the cost and expense of the party requiring such information.

      (d) Seller will provide to Buyer, with respect to all U.S. Employees, all information required to be reported on IRS Form W-2 for that portion of calendar year 1999 ending on the Closing Date.

      (e) Seller and Buyer will file or provide to each other such Tax Returns, forms and other documents as may be required or necessary to minimize or obtain an exemption from any excise, sales, use, value added, transfer, stamp, documentary, filing, recordation or other similar Taxes that arise with respect to the Transferred Assets or the Assumed Liabilities. Without limiting the generality of the foregoing, on or before the Closing Date Buyer will provide Seller with all required sales Tax exemption certificates.

      (f) Notwithstanding any other provision of this Section 5.10, no party will have access to the other party's federal, state or foreign income Tax Returns or Books and Records relating thereto.

     Section 5.11 Determination and Allocation of Consideration.

Within 60 days following the Closing Date, the parties will determine the amount of and allocate the total consideration transferred by Buyer to Seller pursuant to this Agreement (the "Consideration") in accordance with the fair market value of the Transferred Assets and Assumed Liabilities transferred, taking into account those Liabilities that properly may be accrued for federal income Tax purposes as of Closing and other relevant items. Seller and Buyer will prepare and file an IRS Form 8594 in a timely fashion in accordance with the rules under section 1060 of the Code and the provisions of this Section 5.11. The determination and allocation of the Consideration made pursuant to this Section
5.11 will be binding on Seller and Buyer for all Tax reporting purposes. In the event that Seller and Buyer cannot agree on any determination or allocation required under this Section 5.11, such determination or allocation will be made by Ernst & Young LLP, or such other nationally recognized firm of independent public accountants agreed upon by Seller and Buyer, whose decision will be final and binding and whose expenses will be shared equally by Seller and Buyer.

     Section 5.12 Exclusivity.

Unless this Agreement is terminated as provided by Section 9.1, Seller will not, directly or indirectly, solicit, initiate, negotiate or assist any proposal or offer from any Person to acquire all or any substantial part of the Transferred Assets or the Business.

     Section 5.13 Pre-Closing Inventory Count.

After the date hereof but prior to the Closing Date, Seller, at its expense, will conduct and complete a physical inventory count of the inventory of the Business located in the U.S. (the "Pre-Closing Inventory Count"). Buyer will have the right to observe, at its own expense, each aspect of the Pre-Closing Inventory Count; provided that, in so doing, Buyer will use reasonable efforts to minimize any interference with the ongoing operations of the Business.

     Section 5.14 Non-Competition.

      (a) As used herein, the following terms will have the following respective meanings:

           (i) "Area Image Sensor" means any integrated circuit having a two-dimensional array of picture elements (pixels) used to detect image patterns of radiant energy.

           (ii) "Industrial Camera" means a device that (A) is externally powered and rigidly mounted during use, (B) is housed in an industrial strength enclosure with no viewfinder, either optical or an attached electronic equivalent, (C) utilizes an Area Image Sensor as well as drive electronics, and
(D) captures and immediately outputs digital images via a cable interface.

           (iii) "Motion Analysis Camera" means a device that (A) utilizes an Area Image Sensor as well as drive electronics, (B) captures motion images of radiant energy at a minimum of 100 images per second, and (C) is primarily designed to analyze the motion of manufacturing processes or of products under test.

      (b) For a period of seven years following the Closing Date, Seller will not, directly or indirectly through any of its Affiliates: (i) engage in the manufacturing, marketing (including any Seller branding), distribution or sale of Motion Analysis Cameras or Industrial Cameras, or kits for the assembly of Motion Analysis Cameras or Industrial Cameras; or (ii) own, manage, operate, control or have a material equity interest (as a partner, stockholder or investor) in any Person that engages in any of the activities set forth in
Section 5.14(b)(i).

      (c)  Notwithstanding the provisions of Section 5.14(b):

           (i) nothing contained herein will prevent Seller or any of its Affiliates from engaging in the manufacturing, marketing, distribution and/or sale of: (A) Area Image Sensors; (B) optical components used in Motion Analysis Cameras or Industrial Cameras; (C) document or film scanners using Area Image Sensors; (D) medical cameras other than cameras sold to third party systems manufacturers on an OEM (non-Kodak branded) basis; (E) satellite or aerial surveillance cameras; (F) motion or still cameras used to produce portraits, event photography, advertising, sales or marketing materials or entertainment programming; (G) microscopy cameras selling for less than $5,000 each, whether sold as a stand-alone product or as a component of a system (irrespective of the sales price of the system), but excluding cameras for electron microscopes; (H) cameras designed and marketed for consumer applications; and/or (I) Industrial Cameras selling for less than $2,000 each, whether sold as a stand-alone product or as a component of a system (irrespective of the sales price of the system); and

           (ii) nothing contained herein will prevent Seller or any of its Affiliates from: (A) owning less than 25 percent in the aggregate of the voting securities of any Person that engages in any of the activities set forth in
Section 5.14(b)(i); or (B) participating in venture capital funds, mutual funds or investment funds that hold ownership interests in any Person that engages in any of the activities set forth in Section 5.14(b)(i); in each case so long as no employee of Seller or any of its Affiliates is involved in any way in the management of such Person (other than as a director); provided, however, that if after the Closing Date Seller or any of its Affiliates acquires any Person that engages in any of the activities set forth in Section 5.14(b)(i), Seller or such Affiliate will have a reasonable period of time, not to exceed one year, in which to bring its ownership of such Person within the parameters permitted by this Section 5.14(c)(ii) without thereby being in breach of this Section 5.14.

                ARTICLE VI. COVENANTS AS TO EMPLOYMENT MATTERS

     Section 6.1 Employees.

      (a)  Seller represents and warrants that Schedule 6.1 is a listing, as of
                                               ------------
the date hereof, of the names or employee codes of (i) all employees of Seller who are employed in the U.S. and whose duties are Primarily Related to the Business, and (ii) certain employees of Seller or a Seller Affiliate who are employed in a country other than the U.S. and have been identified for purposes of the requirements of this Article VI consistent with local Law. Schedule 6.1
                                                                   ------------
will be updated, if necessary, immediately prior to Closing.

      (b) "Employee" means each employee who (i) is listed by name or employee code on Schedule 6.1 and (ii) at the Transfer Time is either actively employed,
        ------------
or on an approved vacation or on any family leave, disability leave or other leave status under which the employee is entitled to reinstatement or continued employment.

      (c)  "EU Employees" means those Employees who are subject to Acquired
Rights.

      (d) "Acquired Rights" means (i) EU Directive No. 77/187 or any directive replacing or amending the same and the implementing Laws in the relevant countries and (ii) local Laws in other jurisdictions which provide for the automatic transfer of employees and their rights to a purchaser in the event of the sale of a business or other undertaking.

      (e) "Transferred Employees" means (i) all EU Employees and (ii) all U.S. Employees who accept employment with Buyer or its Affiliates.

      (f) "U.S. Employees" or "U.S. Transferred Employees" means those Employees or Transferred Employees, as the case may be, who at the Transfer Time are employed in the U.S.

     Section 6.2 Buyer's Offers of Employment.

      (a) Within seven days after the date hereof, Buyer will offer to each U.S. Employee:

           (i) employment, commencing at the Transfer Time (or, in the case of an Employee who is then on disability or medical leave, commencing on the date he becomes willing and able to commence active service), in a position reasonably comparable to that held by such Employee immediately prior to the Transfer Time (but for such leave), and at a location no more than 50 miles from his place of employment at the Transfer Time;

           (ii) a salary (including variable pay, if applicable) or hourly wage at least equal to such Employee's salary (including variable pay, if applicable) or hourly wage immediately prior to the Transfer Time (but for such leave); and

           (iii) the employee benefit plans, programs, policies and arrangements of Buyer annexed as Schedule 6.2(a) ("Buyer's Employee Benefits"').
                                 ---------------

Buyer will give each U.S. Employee at least one week in which to accept or reject such offer of employment, unless a greater period is required by local Law or applicable contract.

      (b) Buyer and Seller confirm their understanding that the consummation of the Transaction to the extent located in a member state of the EU or other states with similar Laws will constitute the transfer of an undertaking or business for the purposes of Acquired Rights, and that the contracts of employment or employment relationships of the EU Employees in those states will, at the Transfer Time, automatically transfer to Buyer and will continue thereafter as if made between each EU Employee and Buyer. Seller and Buyer will cooperate to send notification of the proposed transfer to the EU Employees prior to Closing and appropriate confirmation of the transfer of employment to the EU Employees as soon as reasonably practicable after the Transfer Time.

     Section 6.3 Severance Obligations.

      (a) In the event that Buyer: (i) fails to offer employment to all U.S. Employees on the terms required by Section 6.2(a); or (ii) fails to accept a transfer of all EU Employees; or (iii) transfers any EU Employee on terms which do not satisfy the requirements of local Law or applicable contract with respect to the comparability of employment or the comparability of benefits offered to Employees (including those who accept employment with Buyer); then Buyer will be responsible for the payment of all severance, retention, termination and other similar compensation or benefit payments, damages and costs, and the applicable Taxes related thereto, which are or may become payable, under local Law, applicable contract or (to the extent applicable) TAP, and for the employment of any Employee who is awarded reinstatement by any Governmental Entity.

      (b) In the event that Buyer offers employment to any U.S. Employee on the terms required by Section 6.2(a), or accepts a transfer of any EU Employee on terms which satisfy the requirements of local Law and applicable contract with respect to the comparability of employment and the comparability of benefits offered to Employees, but such Employee does not accept such employment or refuses to transfer under Acquired Rights, then upon Seller's termination of such Employee's employment Seller will be responsible for the payment of all severance pay and benefits, if any, and the applicable Taxes related thereto, to the extent payable under TAP as well as all severance, retention, termination and other similar compensation or benefit payments, damages and costs, and the applicable Taxes related thereto, which are or may become payable in that circumstance under local Law or applicable contract.

      (c) In the event that severance, retention, termination, change in control or other similar compensation or benefit payments, damages or costs (including those related to actual or constructive termination of employment), or applicable Taxes related thereto, are payable, under local Law or applicable contract or custom, solely by virtue of the consummation of the Transaction (and notwithstanding Buyer's full compliance with the requirements of Section 6.2), then Buyer will be responsible for the payment thereof.

      (d)  In the event that, within 12 months following the Transfer Time,
Buyer:

           (i) terminates the employment of any U.S. Transferred Employee, other than for cause, death or disability, under any circumstance that would have entitled such U.S. Transferred Employee to severance benefits under TAP (had TAP been adopted by Buyer); or

           (ii) fails to provide a U.S. Transferred Employee with (A) a position reasonably comparable to that held by him immediately prior to the Transfer Time and (B) a salary (including variable pay, if applicable) or hourly wage equal to his salary (including variable pay, if applicable) or hourly wage immediately prior to the Transfer Time, as a result of either of which failures such U.S. Transferred Employee terminates employment with Buyer; or

           (iii) requires as a condition to continued employment that a U.S. Transferred Employee relocate more than 50 miles from his place of employment at the Transfer Time, as a result of which such U.S. Transferred Employee terminates employment with Buyer;

then Buyer will provide such U.S. Transferred Employee severance benefits comparable to those that would have been provided him under the circumstances by TAP (had Buyer adopted TAP) ("TAP-Comparable Benefits"); provided, however, that Seller will, with respect to no more than 20 percent of the U.S. Transferred Employees, reimburse Buyer for the amount by which the TAP-Comparable Benefits paid by Buyer to each such U.S. Transferred Employee exceeded the amount that would have been payable to such U.S. Transferred Employee under the severance policies of Buyer included in Buyer's Employee Benefits (after giving such U.S. Transferred Employee credit under such severance policies for all prior service with or credited by Seller). During the 12-month period following the Transfer Time, Buyer will cause the severance policies of Buyer included in Buyer's Employee Benefits to be applicable to the events of employment termination described in this Section 6.3(d).

     Section 6.4 Buyer's Obligations to Transferred Employees.

      (a) Buyer will maintain Buyer's Employee Benefits for a period of 12 months following the Transfer Time.

      (b) Buyer will cause each Transferred Employee and his beneficiaries to be included as of the Transfer Time in the medical, dental, health and life insurance plans included in Buyer's Employee Benefits. Buyer will cause such plans to waive any eligibility periods and pre-existing condition limitations and will honor any deductible and out-of-pocket expenses incurred by each Transferred Employee and his beneficiaries under the medical, dental, health and life insurance plans of Seller and its Affiliates during the expired portion of calendar year 1999, and will waive any proof of good health requirements for life insurance coverage up to the level carried by such Transferred Employee immediately prior to the Transfer Time.

      (c) All Liabilities in or under contracts of employment or employment relationships of EU Employees will automatically transfer to Buyer at the Transfer Time in accordance with Acquired Rights.

      (d) Buyer will give Transferred Employees credit for all service with or credited by Seller under all employee benefit plans, programs, policies and arrangements of Buyer or its Affiliates in which they become participants for purposes of eligibility, vesting and benefit accrual.

      (e) Buyer will assume and honor all vacation benefits of Transferred Employees accrued under Seller's Vacation Plan which have not been used as of the Closing Date. Notwithstanding the preceding sentence, Seller will remain responsible for all vacation benefits accrued by Transferred Employees under Seller's Vacation Buy Plan.

      (f) Effective as of the Transfer Time, Buyer will perform the duties required of a successor employer with respect to Continuation Coverage, including making Continuation Coverage available to U.S. Transferred Employees on and after the Transfer Time upon their termination of employment subsequent to the Transfer Time to the extent required by Law.

      (g) Buyer will assume and be responsible for all Liabilities arising out of or related to the Transferred Benefit Plans, as well as all obligations under all non-U.S. Laws relating to the Transferred Employees.

     Section 6.5 Seller's Obligations to Transferred Employees.

      (a)  Except as may be required by Law or expressly provided by this
Article VI or Acquired Rights, and except for the Transferred Benefit Plans, neither Buyer nor any Affiliate of Buyer will assume or continue any of Seller's employee benefit plans or arrangements, and Seller will retain all Liability under all such other plans.

      (b) Effective as of the Transfer Time, all Transferred Employees (and their dependents) who immediately prior to the Transfer Time are participating in employee welfare benefit plans of Seller, including plans, programs, policies and arrangements that provide medical and dental coverage, life and accident insurance, disability coverage and vacation and severance pay (collectively, "Seller's Welfare Plans"'), will cease to be covered by Seller's Welfare Plans, except to the extent provided otherwise by the applicable Seller's Welfare Plan. Seller will retain responsibility and Liability (if any) for providing Continuation Coverage under the terms of the health plan maintained by Seller to
(i) U.S. employees of Seller who were employed in connection with the Business, terminated employment prior to the Transfer Time, and elected Continuation Coverage, and (ii) U.S. Employees who do not accept Buyer's offer of employment and elect Continuation Coverage after termination of employment.

      (c) Seller will retain responsibility and Liability (if any) for all Seller's Welfare Plan claims incurred by Employees (i) under any medical, dental or health plans for treatment or service rendered prior to the Transfer Time,
(ii) under any life insurance plans with respect to deaths occurring prior to the Transfer Time, and (iii) with respect to any other payments or benefits owing prior to the Transfer Time under any other Seller's Welfare Plans. For purposes of this Section 6.5(c), a medical, dental or health claim will be deemed to have been incurred on the date on which treatment or service was rendered and not the date of the inception of the related illness or injury or the date of submission of a Claim related thereto.

      (d) Except to the extent provided otherwise by any Assumed Contract or local Law, and except for matters arising under any Transferred Benefit Plan, Seller will retain responsibility and Liability (if any) for all employment or benefit-related matters attributable to any current or former employee or other Person with respect to services performed on behalf of the Business prior to the Transfer Time.

     Section 6.6 Consultation.

From and after the date hereof, Seller will use commercially reasonable efforts in a timely manner to notify and consult with the respective works councils or other employee representative bodies relating to the EU Employees as and to the extent required by local Law with respect to the transfers of EU Employees contemplated by this Agreement. In the event that Seller is required under Law in any country to provide information to its works councils or other employee representative bodies concerning Buyer or its Affiliates, or any measures that Buyer anticipates will be taken after the Transfer Time with respect to the Business, Buyer will immediately upon Seller's request provide all such information as is required for such purposes and will otherwise cooperate fully with Seller in connection with such consultations.

     Section 6.7 Compliance with WARN, Etc.

Buyer will in a timely manner give all notices required to be given under the Worker Adjustment and Retraining Notification Act or other similar Laws of any jurisdiction relating to any plant closing or mass layoff or as otherwise required by any such Law. Buyer will be deemed to have caused a mass layoff if the mass layoff would not have occurred but for the failure of Buyer to employ the Employees in accordance with the terms of this Agreement.

     Section 6.8 Non-Solicitation.

      (a) During the six-month period immediately following the Closing Date, without the prior written consent of the other party, each party agrees not to hire or otherwise use or solicit the services of (i) any employee of the other party, or (ii) any former employee of the other party who terminated employment with such other party during the period beginning six months prior to the Closing Date and ending six months after the Closing Date.

      (b) In the event that the parties fail for any reason to consummate the Transaction, neither Buyer nor any of Buyer's Affiliates will, on or before July 31, 2001, directly or indirectly solicit for employment or knowingly hire any employee of MASD with whom Buyer had a contact or who had become known to Buyer in connection with Buyer's consideration of the Transaction.

     Section 6.9 Family and Medical Leaves.

During the first 12 months following the Transfer Time, Buyer, in its sole discretion, will take into consideration Seller's policy under the Family and Medical Leave Act of 1993 in applying the provisions of its Family and Medical Leave policy to any U.S. Transferred Employee.

                      ARTICLE VII. CONDITIONS TO CLOSING

     Section 7.1 Conditions to the Obligations of Buyer and Seller.

The obligations of Buyer and of Seller to effect Closing are subject to the satisfaction or waiver prior to Closing of each of the following conditions:

      (a) Antitrust Laws. All filings under U.S. Antitrust Laws will have been made and any required waiting period under such Laws applicable to the Transaction will have expired or been earlier terminated, and any other Governmental Entity that has power or authority to enforce such Laws will have approved, cleared and/or not intervened or attempted to prevent or modify the material terms of the Transaction.

      (b) No Injunctions. No U.S. Governmental Entity of competent jurisdiction will have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, or non-appealable judgment, decree, injunction or other order that is in effect on the Closing Date and prohibits Closing or the consummation of the Transaction.

      (c) Required Approvals. All Required Approvals will have been obtained or accomplished, as the case may be, and the parties will have delivered to each other appropriate evidence of the same.

     Section 7.2 Further Conditions to the Obligation of Buyer.

The obligation of Buyer to effect Closing is subject to the satisfaction or waiver prior to Closing of each of the following further conditions:

      (a) Representations and Warranties. The representations and warranties of Seller contained herein will have been true and correct in all material respects when made, and will be so true and correct as of Closing as if made as of Closing (except that representations and warranties that are made as of a specific date need be so true and correct only as of such date), and Buyer will have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of Seller.

      (b) Covenants. The covenants and agreements of Seller to be performed prior to Closing will have been duly performed in all material respects, and Buyer will have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of Seller.

      (c) No Material Adverse Change. Between the date hereof and the Closing Date, there will not have occurred any change in the assets, Liabilities, operations or condition of the Business that is materially adverse to the Business taken as a whole, excluding general economic changes, changes in currency exchange rates, changes that may affect the motion analysis camera or industrial camera industries generally, the voluntary or involuntary termination of Employees or independent contractors, and changes attributable to the identity of Buyer or the pendency of the Transaction.

      (d) Ancillary Agreements. Seller or an Affiliate of Seller will have duly executed and delivered each Ancillary Agreement.

      (e)  Additional Closing Deliveries.  Subject to the provisions of Sections
2.4 and 2.10, at Closing Seller will have delivered to Buyer the following:

           (i) duly executed bills of sale and other appropriate documents of transfer, in form and substance reasonably acceptable to Buyer and Seller, transferring to Buyer all tangible personal property included in the Transferred Assets;

           (ii) duly executed assignments, in form and substance reasonably acceptable to Buyer and Seller, Delivering to Buyer all Transferred Intellectual Property;

           (iii) duly executed assignments or, where necessary, subcontracts, subleases or sublicenses, in form and substance reasonably acceptable to Buyer and Seller, Delivering to Buyer all Assumed Contracts and all Transferred Licenses; and

           (iv) such other instruments or documents, in form and substance reasonably acceptable to Buyer and Seller, as may be necessary to effect Closing.

     Section 7.3 Further Conditions to the Obligation of Seller.

The obligation of Seller to effect Closing is subject to the satisfaction or waiver prior to Closing of each of the following further conditions:

      (a) Representations and Warranties. The representations and warranties of Buyer contained herein will have been true and correct in all material respects when made, and will be so true and correct as of Closing as if made as of Closing (except that representations and warranties that are made as of a specific date need be so true and correct only as of such date), and Seller will have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of Buyer.

      (b) Covenants. The covenants and agreements of Buyer to be performed prior to Closing will have been duly performed in all material respects, and Seller will have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of Buyer.

      (c) Ancillary Agreements. Buyer or an Affiliate of Buyer will have duly executed and delivered each Ancillary Agreement.

      (d) Payment. Buyer will have caused the Estimated Purchase Price to be delivered to Seller at Closing in federal funds by wire transfer to an account or accounts designated by Seller prior to Closing.

      (e) Additional Closing Deliveries. Subject to the provisions of Sections 2.10, at Closing Buyer will have delivered to Seller the following:

          (i) such duly executed instruments of assumption and other instruments or documents, in form and substance reasonably acceptable to Seller and Buyer, as may be necessary to effect the assumption by Buyer of the Assumed Liabilities; and

          (ii) such other instruments or documents, in form and substance reasonably acceptable to Seller and Buyer, as may be necessary to effect Closing.

                    ARTICLE VIII.  INDEMNIFICATION; REMEDIES

     Section 8.1    Indemnification by Seller.

     (a) Subject to the further provisions of this Article VIII, Seller will indemnify, defend and hold harmless Buyer, Buyer's Affiliates, and their respective directors, officers, shareholders, partners, attorneys, accountants, agents and employees (other than the Transferred Employees), and their heirs, successors and assigns (collectively, the "Buyer Indemnified Parties"), from, against and in respect of all Losses imposed on, sustained, incurred or suffered by or asserted against any of the Buyer Indemnified Parties, directly or indirectly relating to or arising out of any of the following (collectively, "Buyer Losses"):

          (i) any fact or circumstance that constitutes a breach of any representation or warranty of Seller contained herein;

          (ii) any act or omission that constitutes a breach of any covenant or agreement of Seller contained herein;

          (iii)any act or omission of Seller prior to Closing that constituted a breach of its obligations under any Assumed Contract or Transferred License;

          (iv) any act or omission of Seller prior to Closing that creates Liability to a third party other than as contemplated by Section 8.1(a)(iii);

          (v)  any Excluded Liability; or

          (vi) that certain inquiry of the Federal Trade Commission with respect to the Business which is pending on the date hereof.

     (b) As used herein, "Special Buyer Loss" means a Buyer Loss that arises out of: (i) a breach of the representations and warranties contained in Sections 3.1, 3.2, 3.4, 3.5, 3.7 or 3.9 (but not any other representation or warranty); (ii) any Excluded Liability; or (iii) the matter described in Section 8.1(a)(vi). Notwithstanding the provisions of Section 8.1(a):

          (i) Seller will not be liable for any Buyer Loss, including a Special Buyer Loss, unless a Buyer Indemnified Party gives Seller notice of a claim for indemnification therefor within the applicable survival period provided by
Section 10.4;

          (ii) Seller will not be liable for any Buyer Loss, including a Special Buyer Loss, unless the aggregate amount of all Buyer Losses exceeds $200,000, and then Seller will be liable only in the amount of all Buyer Losses in excess of $200,000;

          (iii)in no event will Seller's aggregate Liability for all Buyer Losses that are not Special Buyer Losses exceed $10,000,000 (it being understood that the limitation provided by this Section 8.1(b)(iii) does not apply to Special Buyer Losses);

          (iv) in no event will Seller's aggregate Liability for all Buyer Losses, including all Special Buyer Losses, exceed the amount of the Purchase Price; and

          (v) Seller will not be liable for any Buyer Loss, including a Special Buyer Loss, to the extent that such Buyer Loss is reflected in the Reduction Amount.

     Section 8.2    Indemnification by Buyer.

          (a) Subject to the further provisions of this Article VIII, Buyer will indemnify, defend and hold harmless Seller, Seller's Affiliates, and their respective directors, officers, shareholders, partners, attorneys, accountants, agents and employees, and their heirs, successors and assigns (collectively, the "Seller Indemnified Parties"), from, against and in respect of any Losses imposed on, sustained, incurred or suffered by or asserted against any of the Seller Indemnified Parties, directly or indirectly relating to or arising out of any of the following (collectively, "Seller Losses"):

               (i) any fact or circumstance that constitutes a breach of any representation or warranty of Buyer contained herein;

               (ii) any act or omission that constitute a breach of any covenant or agreement of Buyer contained herein;

               (iii)any Assumed Liability; or

               (iv) any Liability (other than an Excluded Liability) related to the Business, the Transferred Assets or the Transferred Employees that arises from and after the Closing Date.

          (b) As used herein, "Special Seller Loss" means a Seller Loss that arises out of: (i) a breach of the representations and warranties contained in Sections 4.1, 4.2, 4.3, 4.4 or 4.5 (but not any other representation or warranty); (ii) any Assumed Liability; or (iii) any Liability described in
Section 8.2(a)(iv). Notwithstanding the provisions of Section 8.2(a):

          (i) Buyer will not be liable for any Seller Loss, including a Special Seller Loss, unless a Seller Indemnified Party gives Buyer notice of a claim for indemnification therefor within the applicable survival period provided by Section 10.4;

          (ii) Buyer will not be liable for any Seller Loss, including a Special Seller Loss, unless the aggregate amount of all Seller Losses exceeds $200,000, and then Buyer will be liable only in the amount of all Seller Losses in excess of $200,000;

          (iii) in no event will Buyer's aggregate Liability for all Seller Losses that are not Special Seller Losses exceed $10,000,000 (it being understood that the limitation provided by this Section 8.2(b)(iii) does not apply to Special Seller Losses); and

          (iv) in no event will Buyer's aggregate Liability for all Seller Losses, including all Special Seller Losses, exceed the amount of the Purchase Price.

     Section 8.3    Indemnification Procedures.

      (a) All claims for indemnification by any Indemnified Party will be asserted and resolved as set forth in this Section 8.3. In the event that any written claim or demand for which an Indemnifying Party would be liable to any Indemnified Party hereunder is asserted against or sought to be collected from any Indemnified Party by a third party, such Indemnified Party will promptly, but in no event more than 15 days following such Indemnified Party's receipt of such claim or demand, notify the Indemnifying Party of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate will not be conclusive of the final amount of such claim or demand) (the "Claim Notice").

      (b) The Indemnifying Party will have 90 days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified Party (a) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand and (b) whether or not it desires to defend the Indemnified Party against such claim or demand. All reasonable costs and expenses incurred by the Indemnifying Party in defending such claim or demand will be a Liability of, and will be paid by, the Indemnifying Party, subject to the respective limitations set forth in Sections 8.1(b) and 8.2(b).

      (c) Except as provided in Section 8.3(d), in the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand, the Indemnifying Party will have the right to defend the Indemnified Party by appropriate proceedings with counsel of the Indemnifying Party's choosing, and will have the sole power to direct and control such defense. If any Indemnified Party desires to participate in any such defense it may do so at its sole cost and expense.

      (d) If the Indemnifying Party elects not to defend the Indemnified Party against such claim or demand, whether by not giving the Indemnified Party timely notice as provided by Section 8.3(a) or otherwise, then the portion of any such claim or demand as to which the defense by the Indemnified Party is unsuccessful (and the reasonable costs and expenses pertaining to such defense) will be the Liability of the Indemnifying Party hereunder, subject to the respective limitations set forth in Sections 8.1(b) and 8.2(b). The Indemnified Party will use commercially reasonable efforts in the defense of all such claims.

      (e) The Indemnified Party will not settle a claim or demand without the consent of the Indemnifying Party, which consent will not be unreasonably withheld. The Indemnifying Party will not, without the prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any such claim or demand on a basis that would result in the imposition of a consent order, injunction or decree that would restrict the future activity or conduct of the Indemnified Party or any Affiliate thereof.

      (f) To the extent that the Indemnifying Party directs, controls or participates in the defense or settlement of any third party claim or demand, the Indemnified Party will give the Indemnifying Party and its counsel, during normal business hours, access to the relevant business records and other documents, and will permit them to consult with the employees and counsel of the Indemnified Party.

      (g) All amounts paid by Seller or Buyer, as the case may be, under this
Article VIII will be treated as adjustments to the Purchase Price for Tax purposes.

     Section 8.4    Sole Remedy.

If Closing occurs, the rights and remedies expressly provided by this Article VIII will constitute the sole and exclusive basis for and means of recourse between the parties with respect to the subject matter hereof, and Buyer and Seller each expressly waives any and all other rights or causes of action with respect to the subject matter hereof that it may have against the other party now or in the future under any Law; provided, however, that equitable relief, including the remedies of specific performance and injunction, will be available with respect to any actual or attempted breach of this Agreement occurring before Closing or with respect to the breach of any covenant or agreement to be performed after Closing insofar as and to the extent that such relief would be available under any Law. Without limiting the generality of the foregoing, each party acknowledges that this Article VIII provides its sole remedy with respect to any Losses arising under or in connection with this Agreement or the Transaction. Notwithstanding the foregoing, the remedies and means of recourse between the parties with respect to the subject matter of each Ancillary Agreement is provided by such Ancillary Agreement and not by this Agreement.

     Section 8.5    No Consequential Damages.

NOTWITHSTANDING ANY OTHER PROVISION HEREOF TO THE CONTRARY, NEITHER PARTY WILL BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES SUFFERED BY ANY INDEMNIFIED PARTY WITH RESPECT TO ANY PROVISION OR THE SUBJECT MATTER OF THIS AGREEMENT OR ANY ANCILLARY AGREEMENT; PROVIDED, HOWEVER, THAT THIS WAIVER WILL

NOT LIMIT ANY LIABILITY OF EITHER PARTY TO INDEMNIFY ANY INDEMNIFIED PARTY FOR ANY LOSS ARISING FROM DAMAGES OF SUCH TYPE WHICH THE INDEMNIFIED PARTY IS REQUIRED TO PAY TO ANY OTHER UNAFFILIATED PERSON.

                           ARTICLE IX.    TERMINATION

     Section 9.1    Termination.

This Agreement may be terminated at any time prior to Closing as follows:

      (a)  by mutual agreement of Buyer and Seller;

      (b) by either Buyer or Seller if there is in effect any U.S. Law that prohibits or prevents Closing, or if Closing would violate any non-appealable final order, decree or judgment of any U.S. Governmental Entity having competent jurisdiction;

      (c) by Seller if, as a result of any action or inaction by Buyer or its Affiliates, Closing has not occurred within 30 days following the satisfaction (or waiver) of all the conditions to Closing set forth in Sections 7.1 and 7.2;

      (d) by Buyer if, as a result of any action or inaction by Seller or its Affiliates, Closing has not occurred within 30 days following the satisfaction (or waiver) of all the conditions to Closing set forth in Sections 7.1 and 7.3; or

      (e) by either Buyer or Seller, by giving written notice of such termination to the other party, if Closing has not occurred on or prior to March 31, 2000; provided, however, that the terminating party is not in material breach of its obligations under this Agreement.

     Section 9.2    Effect of Termination.

In the event of the termination of this Agreement in accordance with Section 9.1, this Agreement will thereupon become void and have no effect, and no party will have any Liability to any other party or their respective Affiliates, directors, officers or employees, except for the obligations of the parties contained in this Section 9.2 and in Sections 5.7 (Confidentiality), 5.8 (Public Disclosure), 10.1 (Notices), 10.5 (Return of Information), 10.6 (Expenses), 10.9 (Governing Law; Submission to Jurisdiction; Selection of Forum) and 10.12 (Entire Agreement) (and any related definitional provisions set forth in Article
I), and except that nothing in this Section 9.2 will relieve any party from Liability for any breach of this Agreement that arose prior to such termination, for which Liability the provisions of Article VIII will remain in effect in accordance with the provisions and limitations thereof.

                           ARTICLE X.     IN GENERAL

     Section 10.1   Notices.

All notices or other communications given hereunder will be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, or if sent by telecopier, provided that the telecopy is promptly confirmed by telephone confirmation thereof, to the party at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such party:

If to Seller:    Eastman Kodak Company
                 343 State Street
                 Rochester, New York 14650-0218
                 Attention:  General Counsel
                 Fax:  (716) 724-9549

with a copy to:  Harter, Secrest & Emery LLP
                 700 Midtown Tower
                 Rochester, New York 14604-2070
                 Attention:  Susan Mascette Brandt, Esq.
                 Fax:  (716) 232-2152

If to Buyer:     Roper Industries, Inc.
                 160 Ben Burton Road
                 Bogart, Georgia 30622
                 Attention:  N. Will Crocker, Group Vice President
                 Fax:  (706) 353-6496


with a copy to:  Roper Industries, Inc.
                 160 Ben Burton Road
                 Bogart, Georgia 30622
                 Attention:  Shanler D. Cronk, General Counsel
                 Fax:  (706) 353-6496


     Section 10.2   Amendment; Waiver.

Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and signed, in the case of an amendment, by Parent and Seller, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and, except as otherwise expressly provided herein, not exclusive of any rights or remedies provided by Law.

     Section 10.3   No Assignment or Benefit to Third Parties.

Except as otherwise provided by Section 2.10, neither party may assign any of its rights or delegate any of its obligations under this Agreement, by operation of law or otherwise, without the prior written consent of the other party, and any attempt to assign this Agreement without such consent will be void and of no force or effect. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Buyer, Seller or the Indemnified Parties, or their respective successors or permitted assigns, any rights or remedies under or by reason of this Agreement. Without limiting the generality of the foregoing, nothing in this Agreement creates any rights in any employees or groups of employees.

     Section 10.4   Survival.

All of the respective representations, warranties, covenants and agreements of Seller and Buyer contained in this Agreement, and all indemnification obligations of any party with respect thereto, will survive Closing until April 30, 2001, except that:

      (a) the following will survive Closing until expiration of the applicable statute of limitations with respect thereto:

           (i) Seller's indemnification obligations pursuant to Section 8.1(a)(v) with respect to Taxes; and

           (ii) Seller's indemnification obligations pursuant to Section 8.1(a)(vi); and

      (b) any covenant that contains an express term of years extending beyond April 30, 2001, and all indemnification obligations of any party with respect thereto, will survive Closing for such express term.

Notwithstanding the foregoing, if notice of any claim for indemnification has been given (within the meaning of Section 10.1) within the applicable survival period provided by this Section 10.4, such claim for indemnification, and the underlying representations, warranties, covenants or agreements, and the indemnification obligations that are the subject thereof, will survive until such time as such claim is finally resolved.

     Section 10.5   Return of Information.

If for any reason whatsoever the Transaction is not consummated, Buyer will promptly return to Seller all Books and Records furnished by Seller, the Business or any of their respective agents, employees, or representatives (including all copies thereof, if any, in any media), and will not use or disclose the information contained in such Books and Records for any purpose or make such information available to any other Person.

     Section 10.6 Expenses.

Except as otherwise expressly provided by this Agreement, whether or not the Transaction is consummated, all costs and expenses incurred in connection with this Agreement and the Transactions will be borne by the party incurring the same.

     Section 10.7 Schedules.

      (a) Any matter disclosed on any Schedule will only be deemed to be disclosed in connection with (i) the specific representations and warranties to which such Schedule is expressly referenced, (ii) any specific representations and warranties that expressly cross-reference such Schedule, and (iii) any specific representations and warranties or other Schedules to which such
Schedule is expressly referenced. The disclosure of any matter in any Schedule will expressly not be deemed to constitute an admission by Seller or Buyer, or otherwise to imply, that any such matter is material for the purposes of this Agreement.

      (b) The contents of the Schedules will not vary, change or alter the language or substance of the representations and warranties contained in this Agreement.

      (c) Seller will promptly update each Schedule as necessary on or before the Closing Date and deliver the same to Buyer.

      (d) Buyer's rights to indemnification or other remedy provided by Article VIII based on any breach by Seller of its representations, warranties, covenants and agreements will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) by Buyer at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement. The due diligence review conducted by Buyer and/or its representatives will not relieve Seller of any duties concerning its representations, warranties, covenants or agreements contained in this Agreement or in any Ancillary Agreement.

     Section 10.8 Dispute Resolution.

If any dispute arises between Buyer and Seller regarding this Agreement, any Closing Document or the Transaction (other than a dispute relating to Intellectual Property), the General Counsel of Parent on behalf of Buyer, and the Director of Finance of Seller's Digital and Applied Imaging Division on behalf of Seller, or their respective designees, will attempt in good faith to resolve the dispute. If those Persons have not agreed to a resolution within ten days from the date on which the dispute was first presented to them, any party, by written notice to the other parties, may require that the dispute be submitted for resolution to the Group Vice President of Parent and the President of Seller's Digital and Applied Imaging Division (collectively, the "Business Unit CEOs"). The Business Unit CEOs will meet, in person or by other means mutually satisfactory to them, to attempt to resolve the dispute within ten days after reference of the matter to them. If the Business Unit CEOs reach a decision within such ten-day period, their decision will be final and binding on the parties for all purposes. If the Business Unit CEOs fail to resolve the dispute within such period, either of the Business Unit CEOs may, on notice to the other, refer the matter to the Chief Executive Officer of Parent and the Director, Business Strategy and Information Technology of Seller (collectively, the "Chief Executives"). The Chief Executives will meet, in person or by other means mutually satisfactory to them, to attempt to resolve the dispute within ten days after reference of the matter to them. If the Chief Executives reach a decision within such ten-day period, their decision will be final and binding on the parties for all purposes. If the Chief Executives fail to resolve the dispute within such period, Buyer and Seller may, if they then so agree, refer the matter for arbitration on such terms as they may then agree or, failing that, proceed to litigation.

     Section 10.9   Governing Law; Submission to Jurisdiction; Selection of
Forum.

This Agreement will be governed by and construed in accordance with the Laws of the State of New York without regard to its principles of conflicts of laws. Each party agrees that it will bring any action or proceeding in respect of any Claim arising out of or related to this Agreement, the Transaction or any Ancillary Agreement, whether in tort or contract or at law or in equity, exclusively in either the U.S. District Court for the Western District of New York, sitting in Monroe County, New York, or the U.S. District Court for the Northern District of Georgia, sitting in Fulton County, Georgia (the "Chosen Courts") and, solely in connection with Claims arising out of or related to this Agreement, the Transaction or any Ancillary Agreement, (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (b) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (c) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party, and (d) agrees that service of process in person or by certified or registered U.S. mail to its address set forth in Section 10.1 will constitute valid in personam service upon such party and its successors and assigns in any action or proceeding with respect to any matter as to which it has submitted to jurisdiction hereunder. EACH PARTY HEREBY ACKNOWLEDGES THAT THIS IS A COMMERCIAL TRANSACTION, THAT THE FOREGOING PROVISIONS FOR CONSENT TO JURISDICTION AND SERVICE OF PROCESS HAVE BEEN READ, UNDERSTOOD AND VOLUNTARILY AGREED TO BY SUCH PARTY AND THAT BY AGREEING TO SUCH PROVISIONS SUCH PARTY IS WAIVING IMPORTANT LEGAL RIGHTS.

     Section 10.10  Inferences.

Inasmuch as this Agreement is the result of negotiations between sophisticated parties of equal bargaining power represented by counsel, no inference in favor of or against either party will be drawn from the fact that any portion of this Agreement has been drafted by or on behalf of such party.

     Section 10.11  Severability.

The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     Section 10.12  Entire Agreement.

This Agreement, including the Exhibits, the Schedules, the Ancillary Agreements and the other Closing Documents, contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

     Section 10.13  Headings.

The heading references herein and the tables hereto are for convenience purposes only, do not constitute a part of this Agreement and will not be deemed to limit or affect any of the provisions hereof.

     Section 10.14  Counterparts.

This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of which will constitute one and the same Agreement.



                            [signature page follows]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                      EASTMAN KODAK COMPANY



                                      By: _____________________________
                                      Its:


                                      ROPER INDUSTRIES, INC.


                                      By: _____________________________
                                      Its:


                                      ROPER ACQUISITION SUBSIDIARY, INC.


                                      By: _____________________________
                                      Its:

                        TABLE OF EXHIBITS AND SCHEDULES

Exhibit A-1           Form of Patent License (Seller to Buyer)
Exhibit A-2           Form of Software License (Seller to Buyer)
Exhibit B             Form of Intellectual Property License (Buyer to Seller)
Exhibit C             Form of Sensor Supply Agreement
Exhibit D             Form of Transition Distribution Agreement
Exhibit E             Term Sheet for Master License Agreement
Exhibit F             Term Sheet for Development Agreement


Schedule 1.1(a)       Required Approvals
Schedule 1.2(e)       Persons Having Knowledge on Behalf of Seller
Schedule 2.1(e)       Assumed Leases and Assumed Contracts
Schedule 2.1(f)(i)    Transferred Patents
Schedule 2.1(f)(ii)   Transferred Trademarks
Schedule 2.1(f)(iii)  Transferred Product Development Projects
Schedule 2.1(f)(iv)   Transferred Software and Firmware
Schedule 2.1(f)(vi)   Transferred Licenses
Schedule 2.1(l)       Certain Transferred Assets
Schedule 2.2(n)       Certain Excluded Assets
Schedule 2.3(a)(i)    Seller-Licensed Intellectual Property: Patents
Schedule 2.3(a)(ii)   Seller-Licensed Intellectual Property: Software
Schedule 2.8          Closing Balance Sheet
Schedule 3.3          Consents Other Than Required Approvals
Schedule 3.6(b)       September Balance Sheet
Schedule 3.6(c)       Financial Statements
Schedule 3.6(d)       Certain Liabilities
Schedule 3.9(a)       Litigation and Claims
Schedule 3.9(b)       Orders and Judgments
Schedule 3.10(b)      Intellectual Property: Infringement
Schedule 3.11(a)      Employee Benefits: U.S. Plans
Schedule 3.11(b)      Employee Benefits: Litigation
Schedule 3.12         Environmental Matters
Schedule 3.13(a)      Labor Matters
Schedule 3.16         Subsequent Changes
Schedule 3.19         Year 2000 Compliance Plan
Schedule 5.6(f)       Licensed Trademarks
Schedule 6.1          Employees
Schedule 6.2          Buyer's Employee Benefits

                             INDEX OF DEFINED TERMS


Acquired Rights..........................................................   39
Affiliates...............................................................    1
Agreement................................................................    1
Ancillary Agreements.....................................................    1
Antitrust Laws...........................................................    2
Article..................................................................    6
Assumed Contracts........................................................    7
Assumed Leases...........................................................    7
Assumed Liabilities......................................................   12
Books and Records........................................................    2
Business.................................................................    1
Business Unit CEOs.......................................................   54
Buyer....................................................................    2
Buyer Indemnified Parties................................................   47
Buyer Losses.............................................................   47
Buyer's Employee Benefits................................................   40
Buyer-Licensed Intellectual Property.....................................   11
Chief Executives.........................................................   55
Chosen Courts............................................................   55
Claim....................................................................    2
Claim Notice.............................................................   49
Closing..................................................................    2
Closing Balance Sheet.................................................... 2,14
Closing Countries........................................................   16
Closing Date.............................................................   15
Closing Documents........................................................    2
Code.....................................................................    2
Consideration............................................................   37
Continuation Coverage....................................................    2
Corporate Trademarks.....................................................   32
Deferred Countries.......................................................   16
Delivery.................................................................    3
Disclosing Party.........................................................   35
dollars, $...............................................................    6
Employee.................................................................   39
Employment Laws..........................................................   23
Encumbrances.............................................................    3
Environmental Law........................................................    3
ERISA....................................................................    3
Estimated Purchase Price.................................................   13
EU.......................................................................    3
EU Employees.............................................................   39
Excluded Assets..........................................................    9

Excluded Liabilities......................................................  13
Exhibit...................................................................   6
Financial Statements......................................................   3
GAAP......................................................................   3
Governmental Authorizations...............................................   3
Governmental Entity.......................................................   3
Hazardous Substance.......................................................   3
herein, hereof, hereunder.................................................   6
include, includes, including..............................................   6
Increase Amount...........................................................  15
Indemnified Parties.......................................................   4
Indemnifying Party........................................................   4
Intellectual Property.....................................................   4
knowledge.................................................................   6
Law.......................................................................   4
Leased Real Property......................................................   4
Liability.................................................................   4
Licensed Trademarks.......................................................  33
Losses....................................................................   4
MASD......................................................................   1
Material Adverse Effect...................................................   4
Net Current Asset Value...................................................  15
Notice Period.............................................................  49
Notification Time.........................................................  16
Ordinary Course...........................................................   4
Parent....................................................................   1
party.....................................................................   6
Pension Plan..............................................................  22
Permitted Encumbrances....................................................   4
Person....................................................................   5
Pre-Closing Inventory Count...............................................  37
Primarily Related to the Business.........................................   5
Product Warranty Claims...................................................   5
Purchase Price............................................................  13
Receiving Party...........................................................  35
Reduction Amount..........................................................  15
Required Approvals........................................................   5
Schedule..................................................................   6
Section...................................................................   6
Seller....................................................................   1
Seller Affiliates.........................................................   5
Seller Indemnified Parties................................................  48
Seller Losses.............................................................  48
Seller's Welfare Plans....................................................  43
Seller-Licensed Intellectual Property.....................................  10
September Balance Sheet...................................................   5